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ASSET PURCHASE AGREEMENT

made and entered into as of the 2nd day July, 2002

BETWEEN

PHOTON DYNAMICS, INC.

and

ART ADVANCED RESEARCH TECHNOLOGIES INC.

ASSET PURCHASE AGREEMENT

PHOTON DYNAMICS, INC.
and
ART ADVANCED RESEARCH TECHNOLOGIES INC.

TABLE OF CONTENTS

ARTICLE 1—DEFINITIONS AND PRINCIPLES OF INTERPRETATION		1
1.1	Definitions	1
1.2	Certain Rules of Interpretation	5
1.3	Entire Agreement	5
1.4	Applicable Law	5
1.5	Tender	6
1.6	Schedules	6
ARTICLE 2—ACQUISITION TRANSACTIONS		6
2.1	Purchase and Sale of the Purchased Assets	6
2.2	Accounts	7
2.3	Excluded Assets	7
2.4	Assumed Liabilities	7
2.5	Liabilities not assumed	7
2.6	Place of Closing	7
ARTICLE 3—PURCHASE PRICE, PAYMENT, ALLOCATION AND ESCROW		7
3.1	Purchase Price	7
3.2	Satisfaction of Purchase Price	7
3.3	Allocation of Purchase Price	7
3.4	GST and PST	8
3.5	Escrow	8
ARTICLE 4—VENDOR REPRESENTATIONS AND WARRANTIES		8
4.1	Right to Sell	8
4.2	Title to Purchased Assets	8
4.3	Enforceability of Obligations	8
4.4	Absence of Conflicting Agreements	8
4.5	Non-Arm's Length Relationships	9
4.6	Residence of the Vendor	9
4.7	No Litigation	9
4.8	Brokers	9
4.9	Consents and Approvals	9
4.10	Sufficiency of Assets to Conduct the ISIS Business	9
4.11	Financial Statements	9
4.12	Absence of Undisclosed Liabilities	10
4.13	Absence of Changes or Unusual Transactions	10
4.14	Warranties	10
4.15	Fixed Assets and Expensed Equipment	10
4.16	Inventories	10
4.17	Accounts	10
4.18	ISIS Business in Compliance with Law	10

i

4.19	Restrictive Covenants	11
4.20	Intellectual Property	11
4.21	Environmental Matters	11
4.22	Employment Matters	12
4.23	Collective Agreements	12
4.24	Customer and Supplier Relations	13
4.25	Contracts	13
4.26	Books and Records	13
4.27	Location of the Assets	13
4.28	Government Grants	13
4.29	Full Disclosure	13
4.30	No Material Default	13
4.31	GST and PST Registrations	13
ARTICLE 5—PURCHASER REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		13
5.1	Incorporation	14
5.2	Due Authorization	14
5.3	Enforceability of Obligations	14
5.4	Absence of Conflicting Agreements	14
5.5	Investment Canada	14
5.6	Litigation	14
5.7	GST and PST Registrations	14
ARTICLE 6—NON-WAIVER AND SURVIVAL		14
6.1	Non-Waiver	14
6.2	Nature and Survival	14
ARTICLE 7—COVENANTS		15
7.1	Investigations	15
7.2	Preserve Accuracy of Representations and Warranties	15
7.3	Maintain the ISIS Business	15
7.4	The Jerry Schlagheck Consulting Contract	16
7.5	The Jean-François Delorme Consulting Contract	16
7.6	Independent Contractor Agreements	16
7.7	Transfer of Purchased Assets	16
7.8	Transfer of Certification and Permit Registrations	16
7.9	Files and Documents	16
7.10	Financial Statements—Canada/US GAAP Reconciliation	16
7.11	Risk of Loss	16
7.12	Investment Canada	16
ARTICLE 8—PURCHASER'S CONDITIONS PRECEDENT		16
8.1	Truth and Accuracy of Representations Concerning the Vendor and the Purchased Assets at the Closing Time	17
8.2	Performance of Obligations	17
8.3	Receipt of Closing Documentation	17
8.4	Full Acceptance of Offers of Employment	17
8.5	Assignment of Each of the Independent Contractor Agreements	17
8.6	Consents, Authorizations and Registrations	17
8.7	No Injunction	17
8.8	Non-Permitted Encumbrances	17

ii

8.9	Certain Deliveries	18
8.10	Consents of Customers and Suppliers	18
8.11	Delivery of Financial Statements	18
8.12	No Material Adverse Effect	18
ARTICLE 9—VENDOR'S CONDITIONS PRECEDENT		18
9.1	Truth and Accuracy of Representations Concerning the Purchaser at the Closing Time	18
9.2	Performance of Obligations	19
9.3	Receipt of Closing Documentation	19
9.4	Full Acceptance of Offers of Employment	19
9.5	Consents, Authorizations and Registrations	19
9.6	No Injunction	19
ARTICLE 10—TERMINATION		19
10.1	Termination Events	19
10.2	Termination Procedures	19
10.3	Effect of Termination	20
10.4	Non-Exclusivity of Termination Rights	20
ARTICLE 11—OTHER COVENANTS OF THE PARTIES		20
11.1	Consent to Jurisdiction	20
11.2	Vendor Non-Competition—Non-Solicitation	20
11.3	Vendor Confidentiality	21
11.4	Purchaser Confidentiality	21
11.5	Purchaser Non-Solicitation	21
11.6	Financial Statements—Consequential Changes to Schedules	22
ARTICLE 12—INDEMNIFICATION		22
12.1	Indemnification by the Vendor	22
12.2	Indemnification by the Purchaser	22
12.3	Indemnification Procedures for Direct Claims	23
12.4	Indemnification Procedures for Third Party Claims	24
ARTICLE 13—GENERAL		25
13.1	Public Notices	25
13.2	Expenses	25
13.3	Notices	25
13.4	Assignment and Enurement	26
13.5	Further Assurances	26
13.6	Counterparts and Facsimile	26
13.7	Construction	26
13.8	Language	26

iii

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 2nd day July, 2002 between Photon Dynamics, Inc., a California corporation, (the "Purchaser") and ART Advanced Research Technologies Inc., a corporation incorporated under the laws of the Province of Québec (the "Vendor"). The Purchaser and the Vendor are referred to collectively herein as the "Parties" and individually as a "Party".

WHEREAS:

        1.    prior to the Closing Date, the Vendor conducted the ISIS Business as the ISIS Division from the Vendor's Plant; and

        2.    the Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor the Purchased Assets on the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual terms, covenants, agreements, representations and warranties made herein and the mutual benefits to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1    Definitions—Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

  "Accounts" means all outstanding and unpaid accounts receivable of the ISIS Business as at June 3, 2002 (save only that certain US$140,700 account payable to the Vendor by Solectron, Vendor purchase order no. DO-CLT-5854, which Solectron account shall remain the sole property of the Vendor) relating to the past sale of Inventory and provisions of services by the Vendor to customers of the ISIS Division whensoever made, and the benefit of all security (including, without limitation, cash deposits), guarantees and other collateral held by the Vendor in respect of such outstanding and unpaid accounts, including, without limitation, the accounts receivable of the Vendor listed in Schedule 4.17;

  "Affiliate" shall have the meaning ascribed to it in the Business Corporations Act (Ontario);

  "Agreement" means this Asset Purchase Agreement, including, without limitation, the Schedules, and all instruments supplementing or amending or confirming this Asset Purchase Agreement and references to "Article" or "section" mean and refer to the specified Article or section of this Agreement;

  "Applicable Laws" means all applicable laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority, including, without limitation, without limitation, laws relating to products and employee and public health and safety;

  "Arm's Length" means arm's length as defined in the Tax Act;

  "Assumed Liabilities" means those obligations of the ISIS Division assumed by the Purchaser on Closing, being the warranty obligations referred to in section 2.4 and the obligations of the Vendor under the contracts designated in writing by the Purchaser pursuant to section 7.7 as part of the Contracts;

  "Books and Records" means all books and records of the ISIS Business, including, without limitation, financial, operating and sales books, records, books of account, sales and purchase records, lists of suppliers with full up-to-date contact particulars, complete bill of material for all parts including, without limitation, description of all parts and date of last purchase for each part, complete assembly drawings for all parts and equipment, list of all Customers with full up-to-date contact particulars, ISIS Business reports, plans and projections and all other documents, files, records, correspondence, and other data and information, financial or otherwise, relating to the ISIS Business howsoever stored, including, without limitation, stored on computer-related media;

  "Business Day" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in each of the Cities of Montreal, Québec, Toronto, Ontario and San Jose, California are open for business during normal banking hours;

  "Certificates and Permits" means all those certificates of approval (including, without limitation, all CSA, UL and CE certificates of approval) in respect of the equipment forming part of the Inventory or Fixed Assets and all other certificates, approvals, permits, licences and registrations which were immediately prior to Closing required by the Vendor to own the Purchased Assets or to conduct the ISIS Business;

  "Claims" means any claim, demand, action, cause of action, damage, Losses, costs, liability or expense, including, without limitation, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

  "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Assets under this Agreement;

  "Closing Date" means the 12th day of July, 2002, or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

  "Closing Time" means 10:00 a.m., Montreal time, on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

  "Contracts" means those contracts listed in Schedule 4.25, the Jerry Schlagheck Consulting Contract, the Jean-François Delorme Consulting Contract, the Independent Contractor Agreements, all unfilled purchase orders and equipment evaluations as at June 3, 2002 (including, without limitation, all Customer deposits related thereto), all quotations, orders or tenders for contracts which remain open for acceptance (including, without limitation, deposits related thereto), all licences, all supply agreements and commitments (whether written or oral), all manufacturers' or suppliers' warranties, guarantees or commitments (express or implied) and all warranties (including, without limitation, those referred to in section 2.4, in force or effect at Closing relating to the ISIS Business or to the Purchased Assets;

  "Customer" means any Person that is a customer of the ISIS Business or any Person that has purchased products or services from the ISIS Business within the 3-year period ending on the Closing Date, including, without limitation, those Persons listed in Schedule 4.14;

  "Employees" means, collectively, (a) each of those Persons whose name appears on Schedule 4.22(a) as a full-time employee of the ISIS Division, (b) each of those Persons whose name appears on Schedule 4.22(a) as an exclusive independent contractor to the ISIS Division, (c) Jerry Schlagheck, and (d) Jean-François Delorme;

  "Encumbrance" means any pledge, lien, charge, hypothec, security agreement, lease, title retention agreement, any restriction of any kind including, without limitation, a restriction on the use, transfer, receipt of income or the exercise of any other attribute of ownership, mortgage, hypothec, encumbrance, option, right of first refusal, pre-emptive right or adverse claim, of any kind or character whatsoever;

  "Environment" means the natural environment as defined in any Environmental Law and includes, without limitation, air, surface water, ground water, land surface, soil, subsurface strata, sewer systems and the environment in the workplace;

  "Environmental Law" means all Applicable Laws relating in full or in part to the protection of the Environment, and includes, without limitation, those Applicable Laws relating to the storage,

  generation, use, handling, assembling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, release and disposal of Hazardous Substances;

  "Escrow Agreement" means the escrow agreement between the Vendor and the Purchaser substantially in the form annexed hereto as Schedule 3.5;

  "Escrow Amount" shall mean the amount of US$550,000 to be held pursuant to the Escrow Agreement as provided in section 3.2(a);

  "ETA" means the Excise Tax Act (Canada), as amended from time to time;

  "Fixed Assets" means the fixed assets, computers, machinery, equipment, fixtures, furniture, furnishings, material handling equipment, implements, parts, tools and spare parts owned or used by the ISIS Division in conducting the ISIS Business prior to Closing, including, without limitation, those assets listed and described in Schedule 4.15;

  "Financial Statements" means the audited financial statements, including notes to financial statements, for the ISIS Division for the fiscal year ended April 30, 2002, the unaudited income statement for the ISIS Division for the 12 months ended October 31, 2001 and the unaudited financial statements (income statement and balance sheet as at June 30, 2002) of the ISIS Division for the 9 months ending June 30, 2002 for use by the Purchaser in its SEC Form 8K filings, all such financial statements to be prepared in accordance with GAAP;

  "GAAP" means the generally accepted accounting principles so described and promulgated from time to time by, and included in the Handbook of the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be and all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with GAAP;

  "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, province, state or other subdivision thereof or any municipality, district or other subdivision thereof;

  "Governmental Authorization" means all authorizations, approvals, licences, Certificates and Permits issued to the Vendor in respect of the ISIS Business;

  "GST" means any and all taxes payable under Part IX of the ETA or under any provincial legislation imposing a similar value-added or multi-staged tax;

  "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Applicable Law;

  "Independent Contractor Agreements" means those Contracts between the Vendor and each of those Persons identified as an exclusive independent contractor in Schedule 4.22(a);

  "Interim Period" means the period that commenced on June 3, 2002 and ends on the Closing Date;

  "Intellectual Property" means the Technology and all patents, trade marks, trade names, trade secrets, copyright, computer applications and operating programs and all other intellectual property used by the Vendor in connection with the ISIS Business, including, without limitation, that intellectual property described in Schedule 4.20(a);

  "Inventory" means all ISIS inventory of the ISIS Division, including, without limitation, all work in process, components, finished goods, operating supplies and packaging materials, including, without limitation, that Inventory described as part of Schedule 4.15;

  "ISIS Business" means the infrared screening and inspection solutions business operated by the Vendor exclusively through the ISIS Division prior to the Closing Date;

  "ISIS Division" means the division of the Vendor that conducted the ISIS Business from the Vendor's Plant prior to Closing;

  "Jean-François Delorme Consulting Contract" means the consulting agreement dated as of July 12, 2002 between the Purchaser and Biosydel R&D Inc. having a term ending on January 10, 2003 engaging Jean-François Delorme to provide consulting services on a two-day per week basis to the Vendor at an hourly rate of CDN$55 in form and content acceptable to the Purchaser, acting reasonably;

  "Jerry Schlagheck Consulting Contract" means the consulting agreement dated as of July 12, 2002 between the Purchaser and Jerry Schlagheck having a term ending on July 11, 2003 engaging Jerry Schlagheck to provide consulting services on an "as needed" basis to the Vendor at an hourly rate of US$50 in form and content acceptable to the Purchaser, acting reasonably;

  "Losses" means any damage, liability, loss, cost, expense (including, without limitation, all solicitors', attorneys', experts' and consultants' fees for solicitors', experts and consultants who are not employees of the Party claiming indemnification when said services were rendered), deficiency, interest, penalty, imposition, assessment or fine;

  "Notice of Direct Claim" has the meaning attributed to it in section 12.3;

  "Offers of Employment" means those offers of employment to be made by Photon Dynamics Canada Inc. (a wholly owned subsidiary of the Purchaser) to each of the full-time Employees on or prior to the Closing Date;

  "Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and any natural person in such person's capacity as trustee, executor, administrator or other legal representative;

  "Purchase Price" means US$5,500,000;

  "Purchased Assets" means, collectively, (a) all the property and assets used by the Vendor in conducting its ISIS Business, including, without limitation, all Fixed Assets, computers, proprietary and non-proprietary software and software licenses used in the ISIS Business, including, without limitation, those used in the design, manufacture and assembly of the ISIS products; (b) the Intellectual Property; (c) the Inventory; (d) the Contracts (and Assumed Liabilities); (e) the Accounts and all collections on the Accounts from and after June 3, 2002; (f) all Certificates and Permits; and (g) the Books and Records, and excluding, for greater certainty, all Retained Liabilities;

  "Retained Liabilities" means all liabilities of the ISIS Division as at Closing that do not form part of the Purchased Assets or Assumed Liabilities, all of which remain the obligation of the Vendor;

  "Schedules" means the schedules referred to in section 1.6;

  "Tax Act" means the Income Tax Act (Canada);

  "Third Party Claim" has the meaning given to it in section 12.3;

  "Technology" means all the proprietary ISIS technology used by the Vendor in conducting its ISIS Business;

  "Transition Period" means the 4-month period following Closing;

  "Transition Premises" means the premises in the Vendor's Plant currently used and occupied by the ISIS Division, together with rights of ingress and egress from such premises and all parking spaces customarily used by any of the Employees at the Vendor's Plant; and

  "Vendor's Plant" means the premises occupied by the Vendor at 2300 Alfred-Nobel Blvd., Saint-Laurent, Québec H4S 2A4.

1.2    Certain Rules of Interpretation—In this Agreement and the Schedules:

  (a)
  Time—time is of the essence in the performance of each Party's respective obligations;

  (b)
  Currency—unless otherwise specified, all references to money amounts are to currency of the United States of America;

  (c)
  Headings—the descriptive headings of articles and sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such articles or sections;

  (d)
  Singular, Etc.—the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits;

  (e)
  Consent—whenever a provision of this Agreement requires an approval or consent by a Party and notification of such approval or consent is not delivered within the applicable time limited, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;

  (f)
  Calculation of Time—unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including, without limitation, the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and

  (g)
  Business Day—whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day.

1.3    Entire Agreement—This Agreement together with the Schedules (including, without limitation, the Escrow Agreement) and the other agreements and documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties (including, without limitation, the letter of intent exchanged between the Parties dated June 7, 2002), and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby.

1.4    Applicable Law—This Agreement shall be construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein and shall be treated, in all respects, as a Québec contract.

1.5    Tender—Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian or American chartered bank or by negotiable cheque payable in American funds and certified by a Canadian or American chartered bank or, with the consent of the Party entitled to payment, by wire transfer in immediately available funds to the account specified by that Party or by such other manner as specified herein or agreed to in writing from time to time by the Parties.

1.6    Schedules—The Schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description
Schedule 3.3	Allocation of the Purchase Price
Schedule 3.5	Escrow Agreement
Schedule 4.7	Litigation
Schedule 4.9	Consents and Authorizations
Schedule 4.11	Financial Statements
Schedule 4.12	Undisclosed Liabilities
Schedule 4.13	Unusual Transactions
Schedule 4.14	Product Warranties
Schedule 4.15	Fixed Assets and Expensed Equipment
Schedule 4.16	Inventories
Schedule 4.17	Accounts
Schedule 4.20(a)	Intellectual Property
Schedule 4.20(g)	Claims—Intellectual Property
Schedule 4.20(h)	Judgments—Intellectual Property
Schedule 4.22(a)	Employees
Schedule 4.23	Collective Agreements
Schedule 4.25 (a)(c)	Contracts
Schedule 4.27	Location of Purchased Assets

ARTICLE 2

ACQUISITION TRANSACTIONS

2.1    Purchase and Sale of the Purchased Assets—Subject to the terms and conditions herein, at the Closing Time, the Parties shall effect the following transactions:

  (a)
  the Vendor shall sell, assign, transfer and convey all right, title and interest in, and deliver possession of, the Purchased Assets to the Purchaser and the Purchaser shall purchase and accept the said transfer, conveyance and delivery of the Purchased Assets from the Vendor;

  (b)
  the Purchaser shall pay and satisfy the Purchase Price as provided in section 3.2; and

  (c)
  the Vendor shall make available to Photon Dynamics Canada Inc. (and the Purchaser shall cause Photon Dynamics Canada Inc. to accept) the Transition Premises for the use of the Purchaser during the Transition Period without charge. During the Transition Period the Vendor agrees to provide without charge to Photon Dynamics Canada Inc. telephone, e-mail and fax services and the use of a server adequate to permit Photon Dynamics Canada Inc. to operate the ISIS Business in the manner in which it generally conducted its operations during the 12 month period prior to Closing.

2.2    Accounts—The Accounts form part of the Purchased Assets. The Vendor hereby acknowledges that from and after Closing, it shall have no interest in any Accounts arising from the sale of Inventory or other ISIS operations from and after June 3, 2002.

2.3    Excluded Assets—Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include any of the property and assets of the Vendor not used in the ISIS Business, including, without limitation, any cash, negotiable securities, certificates of deposit, bonds, lock boxes, letters of credit and other cash equivalents, any assets of any of Vendor's employee benefit plans.

2.4    Assumed Liabilities—The Purchaser agrees to be liable for any claim, regardless of when made or asserted, which arises out of or is based upon any express or implied warranty made by the Vendor to a Customer in respect of a product or service sold by the ISIS Division during the 12-month period ended June 3, 2002.

2.5    Liabilities Not Assumed—Save as set out in section 2.4, the Purchaser shall have no liability whatsoever for any liabilities of the Vendor, including, without limitation, (a) any claim, regardless of when made or asserted, which arises out of or is based upon any express or implied warranty or other guarantee or agreement made by the Vendor, or alleged to have been made by the Vendor, or which is opposed or asserted to be imposed by operation of law, in connection with any product made, assembled, shipped or installed by or on behalf of the ISIS Division or for any service performed by or on behalf of the Vendor, including, without limitation, any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damages, Losses, lost revenue or income or personal injury or (b) any liability or obligation in respect of any federal, provincial, state or local income or other tax payable with respect to the ISIS Business or the Purchased Assets for any period prior to the Closing Date.

2.6    Place of Closing—The Closing shall take place at the Closing Time at the offices of Pouliot Mercure located at CIBC Tower 31st floor, 1155 Rene Levesque Blvd. W., Montreal, Québec H3B 3S6, or at such other place as may be agreed by upon the Vendor and the Purchaser.

ARTICLE 3

PURCHASE PRICE, PAYMENT, ALLOCATION AND ESCROW

3.1    Purchase Price—The aggregate purchase price for the Purchased Assets shall be US$5,500,000 (the "Purchase Price").

3.2    Satisfaction of Purchase Price—The Purchase Price shall be payable by the Purchaser at Closing as follows:

  (a)
  as to the sum of US$550,000 (the "Escrow Amount") by payment, in the name of the Vendor, to the escrow agent under the terms of the Escrow Agreement; and

  (b)
  the balance of the Purchase Price to the Vendor or as the Vendor may direct in writing.

The payments required to be made pursuant to this section 3.2 shall be made by certified cheque, bank draft or by wire transfer in immediately available funds on the Closing Date.

3.3    Allocation of Purchase Price—The Parties agree that the Purchase Price shall be allocated among the Purchased Assets (including, without limitation, the Accounts) as set out in Schedule 3.3. The Parties declare that the values allocated to the Purchased Assets set out in Schedule 3.3 represent the Parties' best estimates of the fair market values thereof. The Parties hereby agree that they will use the values set out in Schedule 3.3 in all filings requiring the use of fair market value or fair values made under the Tax Act, the ETA, the Act respecting the Québec sales tax and all other similar laws and regulations, so that for income, goods and services, sales, transfer and similar taxation purposes such amounts represent the fair market values or fair values and become the Parties' proceeds of disposition and costs of acquisition, respectively.

3.4    GST and PST—The Parties agree to jointly elect under each of subsection 167(1) of the ETA in the forms prescribed by the provisions of the said Acts, in respect of the sale and transfer of the Purchased Assets under the terms of this Agreement, and the Purchaser agrees to file such election in its GST return for its reporting period in which the Closing Date occurs. Notwithstanding such election as provided for in this section 3.4, in the event that it is determined by a competent tax authority that there is a liability of the Purchaser to pay, or of the Vendor to collect and remit, the GST or PST with respect to all or part of the Purchased Assets, such GST or PST shall be forthwith paid by the Purchaser to such competent tax authority, or to the Vendor, as the case may be, and the Purchaser shall indemnify and save the Vendor harmless with respect to any such GST or PST, as well as any interest and penalties relating thereto. The obligation of indemnification set forth herein shall survive the completion of the transaction contemplated in this Agreement and, notwithstanding any other provision of this Agreement, shall be of unlimited duration.

3.5    Escrow—The Parties agree to enter into the Escrow Agreement substantially in the form annexed hereto as Schedule 3.5 and the Purchaser agrees to pay, in the name of the Vendor, the Escrow Amount (to be deducted from the Purchase Price) to the escrow agent pursuant to the Escrow Agreement as provided for in section 3.2(a). The Escrow Amount shall secure the obligations of the Vendor under the terms of this Agreement, including, without limitation, its obligation to indemnify the Purchaser for any breach of the representations, warranties and covenants made by the Vendor under the terms of this Agreement. The term of the Escrow Agreement shall be one year from the Closing Date.

ARTICLE 4—VENDOR REPRESENTATIONS AND WARRANTIES

        As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Vendor represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying on such representations and warranties in connection with the completion by the Purchaser of the transactions contemplated hereby:

4.1    Right to Sell—The Vendor is duly incorporated and validly existing under the laws of Canada and the Vendor will at Closing be the sole legal and beneficial owner of the Purchased Assets. The Vendor has the exclusive right to sell, transfer and assign the Purchased Assets as provided in this Agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, hypothec, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, licence, permit or law to which the Vendor is a party or subject or by which the Vendor is bound or affected. The Vendor has obtained all consents and authorizations of its directors and shareholders as may be required by law, its articles and by-laws or any shareholders' or other agreement to which it is a party.

4.2    Title to Purchased Assets—The Vendor shall at Closing be the sole beneficial and registered owner of the Purchased Assets with good and valid title thereto, free and clear of all Encumbrances.

4.3    Enforceability of Obligations—This Agreement has been duly authorized, executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms.

4.4    Absence of Conflicting Agreements—The Vendor is not a party to, bound or affected by or subject to any indenture, mortgage, hypothec, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, licence, permit or law which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by the Vendor of any of their respective obligations provided for under this Agreement or any other agreement contemplated herein.

4.5    Non-Arm's Length Relationships—Neither the Vendor, nor any Person not dealing at Arm's Length with the Vendor:

  (a)
  owns, directly or indirectly, any interest in or is an employee, consultant to or agent of, an entity which is a competitor to the ISIS Business; or

  (b)
  is a party to any Contract.

4.6    Residence of the Vendor—The Vendor is not a non-resident of Canada for the purposes of the Tax Act.

4.7    No Litigation—There are no outstanding claims, actions, suits, litigation or arbitrations, investigations or proceedings at law or equity or before any Governmental Authority pending or, proposed or threatened, which would prevent the Vendor from completing the transactions required to be completed pursuant to this Agreement. Except as disclosed in Schedule 4.7, there is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including, without limitation, appeals and applications for review, in progress or pending, or, pending or threatened against or relating to the ISIS Business or the Purchased Assets before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel. There are no existing grounds or factual basis on which an action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. Except as disclosed in Schedule 4.7, there is not presently outstanding against the Vendor any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, board, bureau, agency or arbitrator.

4.8    Brokers—Apart from an agreement with KPMG Corporate Finance Inc. ("KPMG"), the Vendor has not entered into any agreement that would entitle any Person to any claim against the Purchaser for any brokers commission, finder's fee, agent's fee, fee for financial intermediary services or any like payment in respect of the transactions contemplated by this Agreement. Apart from KPMG, the Vendor has not made or agreed to make any payment to any broker, agent or professional advisor for or in connection with the transactions contemplated in this Agreement. The Vendor recognizes that it is solely responsible for any agent's fee or commission payable to KPMG under the agreement between the Vendor and KPMG in connection with the transactions contemplated in this Agreement.

4.9    Consents and Approvals—Except as set forth in Schedule 4.9, no authorization, notice, approval, order, consent, registration or filing is required other than consents or assignments in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance by the Vendor of its obligations under this Agreement or under any other documents and agreements to be delivered under this Agreement. The consummation of the transactions contemplated hereby shall not result in any diminution of rights pursuant to any agreement, license, Certificate or Permit, clearance or authorization relating to the ISIS Business.

4.10    Sufficiency of Assets to Conduct the ISIS Business—The assets owned or leased by the Vendor as described in the Financial Statements (together with the ISIS Division's expensed equipment) constitute all the assets which are being, and have been, used in the ISIS Business and such assets are adequate and sufficient to carry on the ISIS Business.

4.11    Financial Statements—The Financial Statements (copies of which will be appended as Schedule 4.11) will have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding period and present fairly:

  (a)
  all of the assets, liabilities and consolidated financial position of the ISIS Business, as at the date thereof;

  (b)
  the sales, earnings, results of operation and changes in the ISIS Business for all of the dates indicated therein.

4.12    Absence of Undisclosed Liabilities—The Vendor, in conducting the ISIS Business, has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except as may have been incurred by it in the ordinary course of business or otherwise disclosed in Schedule 4.12, none of which is materially adverse.

4.13    Absence of Changes or Unusual Transactions—Except as disclosed in Schedule 4.13, since April 30, 2002, the Vendor has carried on the ISIS Business only in the ordinary and normal course consistent with past practice and there has not been:

  (a)
  any damage, destruction, loss, labour trouble or other event or development (whether or not covered by insurance) materially and adversely affecting the ISIS Business, the Purchased Assets or the future prospects of the ISIS Business;

  (b)
  any transfer, assignment, sale or other disposition of any of the assets shown or reflected in the balance sheet forming part of the Financial Statements, in the ordinary and usual course of business;

  (c)
  any assumption of any obligation or liability (fixed or contingent), except unsecured trade obligations incurred in the ordinary and usual course of business; or

  (d)
  any authorization, agreement or other commitment to do any of the foregoing.

4.14    Warranties—Except as set forth in Schedule 4.14, there are no outstanding warranty claims in respect of products sold or services provided by the Vendor in connection with the ISIS Business. None of the warranty claims is inconsistent with the Vendor's warranty claim experience during the 2-year period ending June 30, 2002. In addition to warranty claims, Schedule 4.14 lists all existing products and services of the ISIS Business that are subject to warranties granted by the Vendor and the remaining term of each such warranty. Save as set out in Schedule 4.14, none of the other products or equipment forming part of the Purchased Assets are subject to warranties given by, or on behalf of, the Vendor.

4.15    Fixed Assets and Expensed Equipment—The Fixed Assets and expensed equipment of the ISIS Division are in good condition, repair and proper working order, having regard to their use and age and such assets have been properly and regularly maintained. Schedule 4.15 contains a list of all the Fixed Assets and expensed equipment forming part of the Purchased Assets, and identifies each supplier of parts forming part of the Fixed Assets with the most recent full contact particulars for each such supplier. The Fixed Assets listed in Schedule 4.15 are all such assets used by the Vendor to earn the income on the Financial Statements. At Closing, the Vendor shall be the legal and beneficial owner of all the Fixed Assets with good and valid title thereto, free and clear of all Encumbrances.

4.16    Inventories—At Closing, all Inventories shall be (a) in good and saleable condition, and (b) the most current version of the unit, product, equipment, good or parts. At Closing, the 6 product units constituting the ISIS Division work in process shall (save only the absence of the camera component) shall be (i) in good and saleable condition, and (ii) the most current version of the said product unit. All Certificates and Permits which are either required by Applicable Law shall have been obtained by the Vendor for all equipment forming part of the Inventory. At Closing, the Vendor shall be the legal and beneficial owner of all of the Inventory with good and valid title thereto, free and clear of all Encumbrances.

4.17    Accounts—The Accounts are bona fide and good at the aggregate recorded amounts. None of the Accounts is subject to any defence, counterclaim, set off or discount. At Closing, the Vendor shall be the legal and beneficial owner of all the Accounts with good and valid title thereto, free and clear of all Encumbrances.

4.18    ISIS Business in Compliance with Law—In all material respects, the operations of the ISIS Division have been and are as at the date of this Agreement conducted in compliance with all

Applicable Laws of each jurisdiction in which the Vendor carries on or has carried on business and the Vendor has not received any notice of any alleged breach of any Applicable Law. No Governmental Authorization is required to conduct the ISIS Business in compliance with Applicable Laws.

4.19    Restrictive Covenants—The Vendor is not a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting the freedom of the Vendor to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or conditions of the ISIS Business or the continued operation of the ISIS Business after the Closing on substantially the same basis as ISIS Business is presently carried on by the Vendor.

4.20    Intellectual Property

  (a)
  Schedule 4.20(a) sets forth a complete list and brief description of all Intellectual Property, identifying any part of the Intellectual Property in respect of which the Vendor has registered or for which applications for registration have been filed by the Vendor, including, without limitation, the name of the registered and beneficial owner of such registrations and applications.

  (b)
  The Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property.

  (c)
  No claim of adverse ownership, invalidity or other opposition to or conflict with any of the Intellectual Property nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind has been made against the Vendor relating to the Intellectual Property.

  (d)
  No activity in which the Vendor has been engaged, no product which the ISIS Division has assembled, made, used or sold and no process, method, packaging, advertising, or material that the ISIS Division employed in the assembly, making, marketing or selling of any of its products or services, and no use of any of the Intellectual Property breaches, violates, infringes or interferes with any intellectual property rights of any third party or requires payment for the use of any patent, trade name, trade secret, trademark, copyright or other intellectual property right or technology of any other Person.

  (e)
  The Intellectual Property is complete to the extent and under the conditions stated in this Agreement to enable the Purchaser to carry on the ISIS Business.

  (f)
  Written documentation, computer source code and other embodiments of the trade secrets and product specifications will be provided in complete and accurate form sufficient to allow the Purchaser to carry on the ISIS Business.

  (g)
  Schedule 4.20(g) sets forth a complete and correct list and brief description of all claims, oppositions, conflicts, suits, proceedings, demands, actions, investigations, breaches, violations, infringements and interferences of the Intellectual Property, including, without limitation, the Vendor's estimate of any Losses suffered by the Vendor as a result of third parties infringing on the Intellectual Property.

  (h)
  Schedule 4.20(h) sets forth a complete and correct list and brief description of all judgments, covenants not to sue, permits, grants, licenses and other agreements and arrangements relating to any of the Intellectual Property which bind, obligate or otherwise restrict the Vendor.

4.21    Environmental Matters

  (a)
  All operations of the ISIS Business have been and are as at the date of this Agreement, in compliance with all Environmental Law.

  (b)
  Neither the Vendor nor the ISIS Business has been or is as at the date of this Agreement the subject of any remedial order under any Environmental Law, nor are there any investigations or evaluations commenced as to whether any such remedial order is necessary nor has any threat of any such remedial order been made nor are there any circumstances which could result in the issuance of any such remedial order.

  (c)
  The Vendor has never been prosecuted for or convicted of any offence under any Environmental Law.

4.22    Employment Matters

  (a)
  Schedule 4.22(a) sets forth a complete list of all Employees indicating the following: (i) name, (ii) title, (iii) date of birth, (iv) material terms of employment, including, without limitation, current wages, salaries or hourly rate of pay, and bonus (whether monetary or otherwise) over the last twelve months; (v) any commitments, written or oral, to change such wages, salaries, hourly rate of pay or bonus and the date upon which such wage, salary, rate or bonus becomes effective; (vi) the date of the Employee's last increase and the amount of such increase; (vii) whether the Employee is on long-term disability leave, extended absence or receiving workers' compensation; and (viii) the date upon which each such Employee was first hired by the Vendor.

  (b)
  There are no written contracts of employment entered into with any Employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

  (c)
  The Vendor has operated the ISIS Business in full compliance with all Applicable Laws relating to the Employees, including, without limitation, employment standards, occupational health and safety, pay equity and employment equity. There have been no complaints under Applicable Laws against the Vendor.

  (d)
  There are no complaints and no threatened complaints against the Vendor before any employment standards branch or tribunal or human rights tribunal or similar body or agency in any other jurisdiction which would affect the ISIS Business following Closing.

  (e)
  All amounts owing in respect of salary, wages, bonus or benefits including, without limitation, any vacation pay due to each of the Employees, shall have been paid to the Employee in question on or before Closing.

4.23    Collective Agreements—Except as disclosed in Schedule 4.23:

  (a)
  The Vendor is not a party, either directly or by operation of law, to any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which might qualify as a trade union, or which would cover any other representative of the Employees or any dependent contractors of the Vendor.

  (b)
  There are no outstanding labour tribunal proceedings of any kind, including, without limitation, any proceedings that could result in certification of a trade union as bargaining agent for Employees, and there have not been any such proceedings within the last two years.

  (c)
  There are no threatened or apparent union organizing activities involving the Employees.

  (d)
  The employment relations of the Vendor with each of the Employees is satisfactory. There is no pending or progressing, or threatened labour dispute, complaint, grievance, collective proceeding or prosecution, request for union representation, organizing activity or strike or any other occurrence, event or condition of similar character involving the Employees.

  (e)
  There is no strike or lock out occurring or threatened that affects or could affect the ISIS Business.

  (f)
  The Vendor does not have any unresolved grievances or pending arbitration cases outstanding with any of the Employees.

4.24    Customer and Supplier Relations—The Vendor is not in default in any respect under the terms of any agreement with any supplier to, or Customer of, the ISIS Business.

4.25    Contracts

  (a)
  Except for the contracts listed in Schedule 4.25, the Vendor (in conducting the ISIS Business prior to Closing) is not a party to or bound by any material contract relating to or affecting the ISIS Business. The contracts listed in Schedule 4.25 are all in full force and effect, unamended, and no default exists under any such contract on the part of any of the parties to such contracts;

  (b)
  Current and complete copies of the each of the contracts listed in Schedule 4.25 have been delivered to the Purchaser. There are no current or pending negotiations with respect to the renewal, repudiation or amendment of any such contract; and

  (c)
  Schedule 4.25 contains a list of all consents required under any of the Contracts, including, without limitation, the complete address and full contact particulars for obtaining each such consent.

4.26    Books and Records—All Books and Records have been delivered or made available to the Purchaser. The Books and Records fairly and correctly set out and disclose in all material respects the financial position of the ISIS Business and all financial transactions of each corporation have been accurately recorded in such Books and Records.

4.27    Location of the Assets—Save as set out in Schedule 4.27, all of the Purchased Assets are located at the Vendor's Plant. Schedule 4.27 includes the complete address of all locations other than the Vendor's Plant where any of the Purchased Assets are located and current contact information for the Person with whom the Vendor deals at each such address.

4.28    Government Grants—There are no contracts or agreements relating to grants or other forms of assistance including, without limitation, loans with interest at below market rates, received by Vendor in respect of the ISIS Business from any government, governmental department, agency, commission, board, bureau or instrumentality, domestic or foreign.

4.29    Full Disclosure—The Vendor has made available to the Purchaser, all information, including, without limitation, the financial, marketing, sales and operational information on a historical basis relating to the ISIS Business that would be material to a purchaser of the Purchased Assets. All information, which has been provided to the Purchaser is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading.

4.30    No Material Default—The Vendor is not in default under any agreement, lease or other document relating to the ISIS Business to which it is a party and there does not exist an event or condition which, after the giving of notice or lapse of time or both, would constitute a material default under any such agreement, lease or other document.

4.31    GST and PST Registrations—The Vendor is a registrant for the purposes of the ETA and its ETA registration number is 140826116. The Vendor's registration number for purposes of the Act respecting the Québec sales tax is 1015820850 TQ001.

ARTICLE 5

PURCHASER REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        As an inducement to the Vendor to enter into this Agreement and to consummate the transactions contemplated herein, the Purchaser hereby represents and warrants to the Vendor the matters set as follows, and acknowledges that the Vendor is relying on such representations and warranties in connection with the completion by it of the transactions contemplated hereby.

5.1    Incorporation—The Purchaser is a corporation duly incorporated and validly existing under the laws of California, one of the United States of America.

5.2    Due Authorization—The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated under this Agreement have been duly authorized by all necessary corporate action of the Purchaser. The Purchaser has obtained all consents and authorizations of its directors and shareholders as may be required by law, its articles and by-laws or any shareholders' or other agreement to which it is a party.

5.3    Enforceability of Obligations—This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms of this Agreement.

5.4    Absence of Conflicting Agreements—The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, hypothec, lease, agreement, obligation, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree, licence, permit or law which would be violated, contravened or breached by, or under which any default would occur or a lien, claim, restriction or encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

5.5    Investment Canada—The Purchaser is a "non-Canadian" within the meaning of the Investment Canada Act (Canada).

5.6    Litigation—There is no suit, action, litigation, investigation, claim, complaint or proceeding before any Governmental Authority in progress or pending or threatened against or relating to the Purchaser, which, if determined adversely to the Purchaser, would

  (a)
  prevent the Purchaser from paying to the Vendor, the Purchase Price;

  (b)
  enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets as contemplated by this Agreement; or

  (c)
  prevent the Purchaser from fulfilling any of its obligations set out in, arising from or in connection with this Agreement,

and there is no existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

5.7    GST and PST Registrations—The Purchaser is in the process of becoming a registrant for the purposes of the ETA which ETA registration number shall be provided by the Purchaser to the Vendor prior to Closing. The Purchaser has not, and does not intend to register for purposes of the Act respecting the Québec sales tax.

ARTICLE 6

NON-WAIVER AND SURVIVAL

6.1    Non-Waiver—No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor in or pursuant to this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2    Nature and Survival—All representations, warranties and covenants contained in this Agreement (and in any certificate delivered pursuant to this Agreement) on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any transfer instruments or other documents of title to any of the Purchased Assets, except that:

  (a)
  any claim for intentional misrepresentation or fraud, or any claim under the indemnities provided for in each of sections 12.1 (d) and (e) and sections 12.2 (c) and (d) may be brought at any time;

  (b)
  the representations and warranties set out in section 4.21, and the corresponding representations and warranties in the closing certificates delivered hereunder shall survive and continue in full force and effect without limitation of time; and

  (c)
  all other representations and warranties by either Party under the terms of this Agreement shall survive for a period of three (3) years from Closing and claims thereunder shall be limited in the aggregate, to 100% of the Purchase Price.

ARTICLE 7

COVENANTS

7.1    Investigations—The Vendor agrees to cooperate in all respects with the Purchaser's investigations and shall provide access to the Vendor's Plant, the Purchased Assets, the Books and Records and to its executives, employees, professionals, and creditors, allow such searches and reviews including, without limitation, but not limited to, engineering and operational matters, including, without limitation, the provision of authorizations or consents to Governmental Authorities, and shall provide such information and documentation as may be considered necessary or desirable by the Purchaser. The Vendor acknowledges that the Purchaser's investigations will involve interviews with Customers of, and suppliers to the ISIS Division and the Purchaser being satisfied with such interviews. Such interviews shall only be conducted in a manner approved by the Vendor, acting reasonably, and it is anticipated that such interviews will have been completed by Closing Date. No investigations on behalf of the Purchaser and no knowledge which the Purchaser may have or may acquire during the course of its due diligence shall affect or mitigate the effect of the covenants, representations and warranties of the Vendor contained in this Agreement.

7.2    Preserve Accuracy of Representations and Warranties—The Vendor agrees to refrain from taking any action which would render any representation or warranty untrue or inaccurate as of the Closing Date. The Vendor agrees to promptly notify the Purchaser of any action, suit or proceeding which shall be instituted against it to restrain, prohibit or otherwise challenge the legality of the transactions contemplated by this Agreement. The Vendor agrees to promptly notify the Purchaser of any lawsuit, claim, proceeding actions, or investigation which may be threatened, brought, asserted or commenced against it, that in any way affects the ISIS Business.

7.3    Maintain the ISIS Business—The Vendor agrees that it shall during the Interim Period:

  (a)
  subject to the terms of this section 7.3, carry on the ISIS Business in the ordinary course;

  (b)
  maintain the ISIS Division intact;

  (c)
  use its best efforts to preserve the goodwill of the Employees, suppliers, Customers and others Persons having business relations with the ISIS Division;

  (d)
  keep the Purchaser advised as to the current status of the ISIS Business, and to consult with the Purchaser's representatives as to the conduct of the ISIS Business as and when reasonably required by the Purchaser; and

  (e)
  other than in the ordinary course of business:

  (i)
  enter into no new contracts, commitments or transactions affecting the ISIS Business, other than purchase orders where the financial and other terms of such purchase orders are consistent with the Vendor's current business practices; and

  (ii)
  waive no rights.

7.4    The Jerry Schlagheck Consulting Contract—The Vendor agrees to negotiate and settle the Jerry Schlagheck Consulting Contract on terms and conditions acceptable to the Purchaser, and to obtain the consent of Jerry Schlagheck to enter into a consulting agreement with the Purchaser on Closing.

7.5    The Jean-François Delorme Consulting Contract—The Vendor agrees to negotiate and settle the Jean-François Delorme Consulting Contract on terms and conditions acceptable to the Purchaser, and to obtain the consent of Jean-François Delorme to enter into a consulting agreement with the Purchaser on Closing.

7.6    Independent Contractor Agreements—The Vendor agrees to obtain the consent of each of the Parties to each of the Independent Contractor Agreements to consent to the assignment of their respective Independent Contractor Agreements to the Purchaser on Closing and to assign each Independent Contractor Agreement to the Purchaser at Closing, as contemplated by section 8.5.

7.7    Transfer of Purchased Assets—The Vendor agrees to transfer all right, title and interest in and to the Purchased Assets (including, without limitation, the contracts designated in writing by the Purchaser on or before Closing as part of the Contracts) to the Purchaser at Closing, and to obtain all consents necessary to effect each such transfer.

7.8    Transfer of Certification and Permit Registrations—The Vendor agrees to cause the Party of record in respect of all Certification and Permits for all products made or assembled and sold by the ISIS Division to be transferred into the name of the Purchaser at Closing.

7.9    Files and Documents—The Vendor agrees to provide complete and accurate files and records with respect to the products and services of the ISIS Division, including, without limitation, product specifications and all other information relating to the carrying on of the ISIS Business.

7.10    Financial Statements—Canada/US GAAP Reconciliation—If there are discrepancies between the Financial Statements, prepared in accordance with GAAP, and such statements had they been prepared in accordance with American generally accepted accounting principles, the Vendor agrees to prepare and deliver to the Purchaser on or before Closing a reconciliation of the Financial Statements in form and substance acceptable to the Purchaser, acting reasonably.

7.11    Risk of Loss—All risk of damage or loss of any sort from any cause with respect to the Purchased Assets shall be borne by the Vendor until Closing. If such destruction or damage is in excess of $1,000,000, then the Purchaser at its option may at any time up to the Closing Date terminate this Agreement without affecting the obligations of the Vendor pursuant to section 11.3.

7.12    Investment Canada—The Purchaser agrees to give notice of the transactions contemplated by this Agreement to the Minister of Industry in compliance with the requirements of Investment Canada Act within 30 days of the Closing with a copy of such notice to the Vendor.

ARTICLE 8

PURCHASER'S CONDITIONS PRECEDENT

        The obligation of the Purchaser to complete the purchase of the Purchased Assets under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time,

each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

8.1    Truth and Accuracy of Representations Concerning the Vendor and the Purchased Assets at the Closing Time—All of the representations and warranties concerning the Vendor and the Purchased Assets made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Purchaser shall have received a certificate from a senior officer of the Vendor confirming the truth and correctness of the representations and warranties.

8.2    Performance of Obligations—The Vendor shall have performed or complied with, in all respects, its obligations, covenants and agreements under this Agreement to be performed or caused to be performed by it on or before the Closing Date and there shall have been delivered on Closing a certificate signed by the Vendor to that effect.

8.3    Receipt of Closing Documentation—All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Assets under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendor of its obligations under this Agreement, shall be satisfactory to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser acting reasonably.

8.4    Full Acceptance of Offers of Employment—Each of the full-time Employees listed in Schedule 4.22(a) shall have accepted the Offer of Employment addressed to such Employee. Jerry Schlagheck shall have executed and delivered the Jerry Schlagheck Consulting Contract with the Purchaser as at the Closing Date. Jean-François Delorme shall have executed and delivered the Jean-François Delorme Consulting Contract with the Purchaser as at the Closing Date.

8.5    Assignment of Each of the Independent Contractor Agreements—Each of the Independent Contractor Agreements shall have been assigned to the Purchaser with the unconditional written consent to such assignment and confirmation by the independent contractor in question on terms acceptable to the Purchaser in its sole discretion.

8.6    Consents, Authorizations and Registrations—All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such authorities), required in connection with the purchase and sale of the Purchased Assets, the assignment of all right, title and interest in the Purchased Assets (including, without limitation, the Contracts) by the Vendor to the Purchaser, the completion of the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the Closing and the performance of any of the terms and conditions of this Agreement, shall have been obtained at or before the Closing Time, each of which consent is listed in Schedule 4.9.

8.7    No Injunction—There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative or investigation against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

8.8    Non-Permitted Encumbrances—Encumbrances on any of the Purchased Assets shall have been discharged at the expense of the Vendor.

8.9    Certain Deliveries—Transfer of good and valid title to the Purchased Assets by the Vendor to the Purchaser, free and clear of all Encumbrances, including, without limitation, the transfer to the Purchaser of all right, title and interest (with copies of all source code relating thereto) all custom computer programs forming part of the Purchased Assets and to assignment of all licenses and other rights required by the Purchaser in respect of supplier software used in the ISIS Business with all requisite licensor consents thereto. The Vendor agrees to pay to the Purchaser at Closing in immediate funds an amount equal to the aggregate of all amounts (if any) received by the Purchaser (without deduction or set-off whatsoever) on account of the Accounts. The Books and Records delivered at Closing shall include, without limitation, the bill of materials with complete supplier information and complete assembly drawings for all equipment and parts forming part of the Purchased Assets. The Vendor agrees to transfer into the name of the Purchaser all Certification and Permits for all products made or assembled and sold by the ISIS Division. The Vendor agrees to provide evidence of all payments made by the Vendor to the Employees referred to in section 4.22(e). The Vendor shall provide written notices addressed by the Vendor to each Account debtor (or Account guarantor), to each Person who is a counterpart under any of the Contracts, to each Person referred to in Schedule 4.27 and to each Customer, each in form and content as the Purchaser may reasonably require.

8.10    Consents of Customers and Suppliers—All consents or approvals required from Customers and/or suppliers with respect to the sale of the Purchased Assets, without any amendment adverse to such contracts, as reasonably determined by the Purchaser, or any termination of same or other liabilities being created or costs incurred as a result of such sale, shall have been received by Closing.

8.11    Delivery of Financial Statements—The Financial Statements shall have been delivered to the Purchaser on or before July 8, 2002. Upon each such delivery, the Parties agree that a copy of the Financial Statement in question shall be annexed to this Agreement as part of Schedule 4.11.

8.12    No Material Adverse Effect—No material adverse effect in ISIS Business shall have occurred prior to the Closing Date.

        If any of the foregoing conditions in this Article 8 have not been fulfilled in all material respects by Closing, or by such earlier date as is specified herein for such condition, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Vendor shall be released from all obligations under this Agreement. The Purchaser may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination (subject to sections 11.4 and 11.5 remaining in effect) in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

ARTICLE 9

VENDOR'S CONDITIONS PRECEDENT

        The obligations of the Vendor to complete the sale of the Purchased Assets under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by it in whole or in part).

9.1    Truth and Accuracy of Representations Concerning the Purchaser at the Closing Time—All of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time and the Vendor shall have received a certificate from a senior officer of the Purchaser confirming the truth and correctness of such representations and warranties.

9.2    Performance of Obligations—The Purchaser shall have performed or complied with, in all respects, all of its obligations, covenants and agreements under this Agreement.

9.3    Receipt of Closing Documentation—All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Assets under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement, shall be satisfactory to the Vendor, acting reasonably, and the Vendor shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendor acting reasonably.

9.4    Offers of Employment—Each of the full-time Employees listed in Schedule 4.22(a) shall have been presented by the Purchaser with an Offer of Employment addressed to each such Employee, other than the exclusive independent contractors to the ISIS division, Jean-François Delorme and Jerry Schlagheck.

9.5    Consents, Authorizations and Registrations—All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such authorities), required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, shall have been obtained at or before the Closing Time and are set out in Schedule 4.9.

9.6    No Injunction—There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, or judicial or administrative investigation against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

        If any of the foregoing conditions in this Article have not been fulfilled in all material respects by Closing, or such earlier date as is specified herein for such condition, the Vendor may terminate this Agreement, by notice in writing to the Purchaser, in which event the Purchaser is released from all other obligations under this Agreement, save and except the provisions of sections 11.4 and 11.5 which shall remain in full force and effect, unamended. The Vendor may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfillment of any other condition in whole or in part or to their rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

ARTICLE 10

TERMINATION

10.1    Termination Events—This Agreement may be terminated prior to Closing:

  (a)
  by either the Purchaser or the Vendor if the Closing has not taken place on or before August 31, 2002 (other than as a result of any failure on the part of the Party in question to comply with or perform its covenants and obligations under this Agreement); and

  (b)
  at any other time by mutual consent of the Parties in writing.

10.2    Termination Procedures—If the Purchaser wishes to terminate this Agreement pursuant to section 10.1(a), the Purchaser shall deliver to the Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendor wishes to terminate this Agreement pursuant to sections

10.1(a), the Vendor shall deliver to the Purchaser a written notice stating that the Vendor is terminating this Agreement and setting forth a brief description of the basis on which the Vendor is terminating this Agreement.

10.3    Effect of Termination—If this Agreement is terminated pursuant to Section 10.1, all further obligations of the Parties under this Agreement shall terminate; provided, however, that (a) no Party shall be relieved of any obligation or other liability arising from any breach by such Party of any provision of this Agreement and (b) the Purchaser shall remain bound by and continue to be subject to the provisions set forth in sections 11.4 and 11.5.

10.4    Non-Exclusivity of Termination Rights—The termination rights provided in section 10.1 shall not be deemed to be exclusive. Accordingly, the exercise by any Party of its right to terminate this Agreement pursuant to section 10.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other legal requirement, at common law, in equity or otherwise).

ARTICLE 11

OTHER COVENANTS OF THE PARTIES

11.1    Consent to Jurisdiction—Each of the Parties irrevocably attorns and submits to the exclusive jurisdiction of any Québec court sitting in Montreal in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that, subject to the arbitration provisions provided for in section 12.3, all claims in respect of any such action or proceeding shall be heard and determined in such Québec court. Each of the Parties irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum to the maintenance of such action or proceeding.

11.2    Vendor Non-Competition—Non-Solicitation—The Vendor on its own behalf and on behalf of its Affiliates, covenants and agrees with the Purchaser that neither it nor any Affiliates shall directly or indirectly, within the territory of Canada and the United States, either alone or in conjunction with any Person, whether as principal, agent, shareholder, officer, director, consultant, advisor, manager, owner, partner, limited partner, joint venturer, employee, trustee, or in any other capacity whatsoever:

  (a)
  invest in, undertake, carry on, be engaged in, be concerned with, have a financial interest in, advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by or associated with any Person which is, directly or indirectly, engaged in, concerned with or interested in, the ISIS Business for a period of three (3) years from the Closing Date. Notwithstanding the foregoing, nothing contained in this Agreement shall restrict or prevent the Vendor and its Affiliates from holding or purchasing the publicly-traded securities of a Person engaged in the ISIS Business provided that the securities of such Person held by the Vendor and its Affiliates collectively do not exceed 10% of any class of the outstanding securities of such Person;

  (b)
  be a party to or abet in any solicitation of any Customer or sell or call upon to sell or endeavour to sell to any Customer any products or services in competition with the products and services of the ISIS Business, persuade or attempt to persuade any Customer to restrict, limit or discontinue purchasing any products or services supplied to any such Customer by the ISIS Business or to reduce the amount of business which any such Customer is, at the applicable time, doing or contemplating doing with the ISIS Business or endeavour to entice away any Customer; or

  (c)
  seek in any way to take away, hire, employ or endeavour to persuade or entice any of the employees or independent contractors (whose principal customer is the Purchaser) of the

    Purchaser to leave their employment or cease to provide their services, as the case may be, or to be a party to or abet any such action.

11.3    Vendor Confidentiality—The Vendor acknowledges that it has had access to confidential and proprietary information and trade secrets including, without limitation, financial information and information relating to the present and contemplated products, techniques and modes of merchandising, marketing techniques, assembly and manufacturing processes, procedures and know-how of the ISIS Business and the Customers including, without limitation, their names, addresses, historical product purchases and specifications, the disclosure of any of which confidential and proprietary information and trade secrets to competitors of the ISIS Business or to the general public would be detrimental to the best interests of the Purchaser. The Vendor acknowledges and agrees with the Purchaser that the right to maintain the confidentiality of such confidential and proprietary information and trade secrets, and the right to preserve the goodwill of the ISIS Business constitute proprietary rights that the Purchaser is entitled to protect. The Vendor covenants and agrees with the Purchaser that for a period of three (3) years from the Closing Date he or it will not disclose any of such confidential and proprietary information, provided that the Vendor shall not be obliged to keep in confidence and shall not incur any liability for disclosure of information which:

  (a)
  was already in the public domain or comes into the public domain without any breach by the Vendor of this Agreement;

  (b)
  is required to be disclosed pursuant to applicable laws or pursuant to policies or regulations of any regulatory authority or public body having jurisdiction over a party; or

  (c)
  is required to be disclosed in any arbitration or legal proceeding.

11.4    Purchaser Confidentiality—The Purchaser acknowledges that it has had access to confidential and proprietary information and trade secrets of the Vendor and agrees that all information gained by it in the course of preparation of this Agreement and preparing for the completion of the transactions contemplated by this Agreement were obtained by its representatives or counsel in the course of the Purchaser's investigation with respect to the Vendor and the ISIS Business and are confidential. In the event that the transactions contemplated hereby are not consummated, the Purchaser shall return promptly on request all copies of all non-public documents and articles furnished in connection herewith. The Purchaser covenants and agrees with the Vendor that for a period of three (3) years from the Closing Date it will not disclose any confidential and proprietary information so obtained by it from the Vendor (apart from the confidential and proprietary information relating to the ISIS Business which shall then be the sole property of the Purchaser), provided that the Purchaser shall not be obliged to keep in confidence and shall not incur any liability for disclosure of information which:

  (a)
  was already in the public domain or comes into the public domain without any breach by the Purchaser of this Agreement;

  (b)
  is required to be disclosed pursuant to applicable laws or pursuant to policies or regulations of any regulatory authority or public body having jurisdiction over a party; or

  (c)
  is required to be disclosed in any arbitration or legal proceeding.

11.5    Purchaser Non-Solicitation—Save as otherwise provided in this Agreement, the Purchaser on its own behalf and on behalf of its Affiliates, covenants and agrees with the Vendor that neither it nor any Affiliates shall directly or indirectly, within the territory of Canada and the United States, either alone or in conjunction with any Person, whether as principal, agent, shareholder, officer, director, consultant, advisor, manager, owner, partner, limited partner, joint venturer, employee, trustee, or in any other capacity whatsoever seek in any way to take away, hire, employ or endeavour to persuade or entice any of the employees or independent contractors (whose principal customer is the Vendor) of the Vendor to leave their employment or cease to provide their services, as the case may be, or to be a party to or abet any such action.

11.6    Financial Statements—Consequential Changes to Schedules—Forthwith upon attachment to this Agreement of each of the Financial Statements, the provisions of such other schedules to this Agreement which are intended to be derived, in part, from the results reflected in the subject Financial Statement shall be amended at the request of either Party, acting reasonably.

ARTICLE 12

INDEMNIFICATION

12.1    Indemnification by the Vendor—The Vendor agrees to indemnify and save harmless the Purchaser on an after-tax basis and its shareholders, directors, officers, employees and agents from and against all Losses suffered or incurred by the Purchaser or to which the Purchaser may otherwise become subject (regardless of whether or not such damages relate to any third-party claim) from and after the Closing Date as a result of or arising directly or indirectly out of or in connection with:

  (a)
  any breach by the Vendor of, or any inaccuracy with respect to any of the representations and warranties of the Vendor set out in this Agreement or any of the corresponding representations and warranties set out in the certificates to be delivered by the Vendor pursuant to section 9.1 (provided that the indemnity provided for in this section 12.1(a) shall not apply in the case of a breach or inaccuracy of any representation or warranty unless the Indemnified Party shall have provided notice to the Indemnifying Party in accordance with this Article 12 on or prior to the expiration of such representation and warranty as provided in section 6.2(c));

  (b)
  any breach or non-performance by the Vendor of any covenants to be performed by the Vendor under this Agreement or under any agreement, instrument, certificate or other document delivered pursuant thereto;

  (c)
  any suit, action, litigation, investigation, claim, complaint, grievance or proceeding involving the Vendor or the ISIS Business, including, without limitation, any Losses or Claims arising out of the actions, suits and proceedings described in Schedule 4.7;

  (d)
  any liability to any party arising out of the ownership of the Purchased Assets or the operation of the ISIS Division prior to the Closing Date other than the Assumed Liabilities; and

  (e)
  the Retained Liabilities,

provided, however, that the Vendor shall have no obligation to make any payment under section 12.1(a) with respect to any representation or warranty unless the aggregate amount to which the Purchaser is entitled by reason of all such Claims exceeds $10,000, it being agreed that once such amount is exceeded, the aggregate of all such Claims shall be payable by the Vendor on demand by the Purchaser.

12.2    Indemnification by the Purchaser—The Purchaser agrees to indemnify and save harmless the Vendor on an after-tax basis and its shareholders, directors, officers, employees and agents from and against all Losses suffered or incurred by the Vendor or to which the Vendor may otherwise become subject (regardless of whether or not such damages relate to any third-party claim) from and after the Closing Date as a result of or arising directly or indirectly out of or in connection with:

  (a)
  any breach by the Purchaser of or any inaccuracy of any representation or warranty of the Purchaser in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto (provided that the Purchaser shall not be required to indemnify or save harmless the Vendor in respect of any breach or inaccuracy of any representation or warranty unless the Vendor shall have provided notice to the Purchaser in accordance with this Article 12 on or prior to the expiration of such representation and warranty);

  (b)
  any breach or non-performance by the Purchaser of any covenant to be performed by it under this Agreement or under any agreement, instrument, certificate or other document delivered pursuant hereto;

  (c)
  any liability to any party arising out of the ownership of the Purchased Assets or the operation of the ISIS Division from and after the Closing Date, other than Retained Liabilities; and

  (d)
  the Assumed Liabilities,

provided, however, that the Purchaser shall have no obligation to make any payment under section 12.2(a) with respect to any representation or warranty unless the aggregate amount to which the Vendor are entitled by reason of all such Claims exceeds $10,000, it being agreed that once such amount is exceeded, the aggregate of all such Claims shall be payable by the Purchaser on demand by the Vendor.

12.3    Indemnification Procedures for Direct Claims

  (a)
  The indemnification procedures described in this section 12.3 shall apply to all Direct Claims made by the Vendor and the Purchaser with respect to which indemnification is sought. For the purposes of this section 12.3, "Direct Claim" shall mean any Claim arising other than by reason of a Third Party Claim which an Indemnified Party has against an Indemnifying Party by reason of a breach of a representation, warranty or covenant in the Agreement.

  (b)
  The Party seeking indemnification shall give prompt written notice of any Direct Claim ("Notice of Direct Claim") to the Indemnifying Party, and in any event shall give notice within 60 days after the Indemnified Party becomes aware of the Direct Claim, provided that in the event of a failure to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but the Indemnified Party's right to indemnification may be reduced to the extent that such delay increased the amount of liability and provided that, notwithstanding anything else herein contained, no Direct Claim for indemnity in respect of the breach of any representation or warranty contained herein may be made unless notice of such Direct Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to section 6.2(c).

  (c)
  The Indemnifying Party shall have a period of 30 days after receipt of the Notice of Direct Claim within which to object to such Direct Claim by delivery to the Indemnified Party of a written notice (the "Objection Notice"). If the Indemnifying Party does not so respond within such 30-day period, the indemnifying Party shall be deemed to have rejected the Direct Claim and in such event the Indemnified Party may initiate arbitration of the Direct Claim pursuant to section 12.3(e).

  (d)
  In the event the Parties agree on a resolution of the dispute set out in the Objection Notice, the Parties shall confirm this resolution in writing and shall thereafter be bound by such resolution.

  (e)
  In the event that the Parties are unable to settle any dispute with respect to the Direct Claim within 30 days after delivery by the Indemnifying Party of the Objection Notice, the dispute shall forthwith, and in any event within 60 days after the delivery of the Objection Notice, be referred for arbitration. The arbitration and the appointment of the arbitrator shall, except to the extent provided for in this section 12.3, be conducted in Montreal, Québec in the English language in accordance with the provisions of the Code of Civil Procedure (Québec) . The Parties shall cooperate in completing any arbitration as expeditiously as possible and the arbitrator may hire such experts as may appear to be appropriate. All of the costs and expenses of the arbitration shall be borne equally by the Parties or in such manner as the arbitrator may determine to be appropriate. Arbitration under this section 12.3 shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by either Party pursuant to this section 12.3.

  (f)
  The determination of the arbitrator shall be made within 30 days after the date on which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all Parties. The Direct Claim shall be paid in accordance with the determination of the arbitrator.

  (g)
  Within 5 days after resolution by agreement of the Parties, of the dispute which was the subject of the Objection Notice or, failing such resolution, within 5 days after the final determination of the arbitration, the Indemnifying Party shall pay to the Indemnified Party the amount of the Direct Claim as determined as a result of such resolution or final determination, as the case may be.

  (h)
  All amounts paid by an Indemnifying Party hereunder shall be paid together with interest calculated monthly from the Closing Date to the date of payment, at the rate per annum equal to the rate quoted by RBC Financial Group on the Closing Date as the reference rate of interest it uses for determining interest rates on Canadian dollar commercial loans in Toronto, Canada and designated as such Bank's prime rate.

12.4    Indemnification Procedures for Third Party Claims

  (a)
  The indemnification procedures described in this section 12.4 shall apply to all Claims made by a third party ("Third Party Claim") with respect to which indemnification is sought by the Vendor and the Purchaser.

  (b)
  The Party seeking indemnification shall give prompt written notice of any Third Party Claim to the Indemnifying Party and in any event, shall give such notice within 20 days of becoming aware of any such Third Party Claim, provided that in the event of failure to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Third Party Claim or increased the amount of liability or cost of defence of the Third Party Claim or increased the amount of liability or costs of defence and provided that, notwithstanding anything else herein contained, no Claim for indemnity in respect of the breach of any representation or warranty contained herein may be made unless notice of such Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to section 6.2(c).

  (c)
  The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in section 12.4(b) to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this section 12.4 in respect of that claim or demand and provides security in form and substance satisfactory to the Indemnified Party to provide for the full amount of the Third Party Claim.

  (d)
  Upon the assumption of control of a Third Party Claim by the Indemnifying Party as set out in section 12.4(c), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Third Party Claim at its sole expense, including, without limitation, if necessary, employment of counsel therewith, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any claim or demand at its own expense.

  (e)
  The final determination of a Third Party Claim pursuant to section 12.4(d), including, without limitation, all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Third Party Claim against the Indemnifying Party.

  (f)
  Should the Indemnifying Party fail to give notice to the Indemnified Party as provided in section 12.4(c), the Indemnified Party shall be entitled to make such settlement of the Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnifying Party.

  (g)
  If a Third Party Claim is successfully defended, the indemnity by the Indemnifying Party shall be reduced by any costs recovered that have mitigated the loss of the Party seeking indemnification.

ARTICLE 13

GENERAL

13.1    Public Notices—All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement prior to Closing shall be jointly planned and coordinated by the Vendor and the Purchaser, and no Party shall act unilaterally in this regard without the prior written approval of the other Party, such approval not to be unreasonably withheld, except:

  (a)
  in the case of the Purchaser, for communications made in confidence to their respective employees affected by such transactions who shall be informed of the confidential nature of the transaction and agree to keep such information confidential; or

  (b)
  where required to do so by law or by the applicable regulations or policies of any provincial or Canadian or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Party is not practicable.

13.2    Expenses—Each of the Vendor on the one hand, and the Purchaser on the other hand, shall pay its respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Purchased Assets and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred by such Party including, without limitation, any fees and expenses of any broker or investment advisor in connection with the sale of the Purchased Assets.

13.3    Notices—Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this section 13.3 referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered, or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

  (a)
  in the case of a Notice to the Vendor:

    2300 Alfred-Nobel Blvd.,
    Saint-Laurent, Québec H4S 2A4
                Attention:        the President and Chief Executive Officer,
                with a copy to the General Counsel

    Facsimile no. (514) 832-0835

  (b)
  in the case of a Notice to the Purchaser at:

    6325 San Ignacio Avenue
    San Jose, California 95119-1202
    Attention:        Chief Financial Officer, Richard Dissly

    Facsimile no. (408) 360-3551

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this section 13.3. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

13.4    Assignment and Enurement—This Agreement, or any benefits or burdens under this Agreement may, upon notice being provided, be assigned by the Purchaser without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

13.5    Further Assurances—The Parties agree to use commercially reasonable efforts do all such things and execute and deliver such further documents or instruments as may be required to consummate the transactions contemplated by this Agreement and to meet the conditions of Closing set out in Articles 8 and 9, as the other Party may reasonably require to effect the purpose of this Agreement and carry out its provisions, whether before or after Closing.

13.6    Counterparts and Facsimile—This Agreement may be executed by the Parties in separate counterparts and by facsimile each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.7    Construction—The Parties have participated jointly in the negotiation and drafting of this Agreement and any applicable rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

13.8    Language—The Parties acknowledge that they have requested that this Agreement and all documents, notices, correspondence, arbitration and legal proceedings arising from this Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exigé que cette convention ainsi que tout document, avis, correspondance, arbitrage et procédure légale découlant de cette convention soient rédigés en anglais.

        IN WITNESS WHEREOF the Parties have duly executed this Agreement.

PHOTON DYNAMICS, INC.
Per:	/s/ KEN WAWREW Name: Ken Wawrew Title: Vice President Business Development
ART ADVANCED RESEARCH TECHNOLOGIES INC.
Per:	/s/ SERGE HUOT Name: Serge Huot Title: President and Chief Executive Officer

SCHEDULE 3.3

ALLOCATION OF THE PURCHASE PRICE

Accounts receivables	$11,633.00
Inventory	$1,276,111.61
Fixed Assets	$21,197.48
Other	$4,191,057.91

SCHEDULE 3.5

ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement ("Agreement") is made and entered into as of July 12, 2002, by and among Photon Dynamics, Inc., a California corporation (the "Purchaser"), ART Advanced Research Technologies Inc. (the "Vendor") and National Bank Trust Inc., a trust company having its head office in the City of Montreal, Province of Quebec (the "Escrow Agent").

Recitals

        A.    Whereas the Purchaser agreed to purchase and the Vendor agreed to sell certain assets under an asset purchase agreement dated as of July 2, 2002 (the "Asset Purchase Agreement"); and

        B.    Whereas under section 3.5 of the Asset Purchase Agreement, the Purchaser, in the name of the Vendor, agreed to pay US$550,000 (the "Escrow Amount") to the Escrow Agent under the terms of this Agreement which Escrow Amount shall secure the obligations of the Vendor under the terms of the Asset Purchase Agreement, including its obligation to indemnify the Purchaser for any breach of the representations, warranties and covenants made by the Vendor under the terms of the Asset Purchase Agreement.

Agreement

        The parties, intending to be legally bound, agree as follows:

        Section 1.    Defined Terms.

          1.1  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Asset Purchase Agreement.

        Section 2.    Escrow and Indemnification.

          2.1    Escrow Amount.    As at the Closing Time, in accordance with the terms of the Asset Purchase Agreement, the Purchaser shall pay to the Escrow Agent, in the name of the Vendor, and the Escrow Agent agrees to receive and hold, the Escrow Amount as an escrow fund (the "Escrow Fund") with respect to the indemnification, compensation and reimbursement rights of the Purchaser under the Asset Purchase Agreement. The Escrow Agent agrees to deposit and hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          2.2    Hypothec.    Concurrently with the execution of this Agreement, the Vendor shall enter into a movable hypothec agreement with the Purchaser providing for a hypothec for an amount equal to the Canadian dollar equivalent of the Escrow Amount against all of its right, title and interest in and to the Escrow Fund (the "Hypothec") to secure payment of amounts, if any, payable to the Purchaser in respect of Article 12 of the Asset Purchase Agreement as provided for herein. Once the Escrow Fund is released pursuant to Section 4.1 of this Agreement, the

  Purchaser shall immediately take all necessary steps to evidence and register the release of the remaining balance (if any) of the Escrow Amount from the Hypothec.

          2.3    Transferability.    The interests of the Purchaser in Escrow Fund shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until the Vendor and the Escrow Agent shall have received written notice of such assignment or transfer.

          2.4    Escrow Fund.    The Escrow Agent shall hold and safeguard the Escrow Fund until the Termination Date, provided that if the Escrow Agent has received from the Purchaser of a Claim Notice setting forth a Claim that has not been resolved by the Termination Date, then the Escrow Agent shall hold and safeguard the Escrow Fund until the dispute in respect of the Claim in question has been resolved and the Escrow Fund released in accordance with this Agreement.

        Section 3.    Administration of Escrow Account.    Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

          3.1  If the Purchaser has or claims to have incurred or suffered damages for which it is or may be entitled to indemnification, compensation or reimbursement under Article 12 of the Asset Purchase Agreement, the Purchaser may, on or prior to the first anniversary of the Closing Date (the "Termination Date"), deliver a claim notice (a "Claim Notice") to Escrow Agent with a copy to the Vendor. Each Claim Notice shall state that the Purchaser believes that there is or has been a breach of a representation, warranty or covenant contained in the Asset Purchase Agreement or that the Purchaser is otherwise entitled to indemnification, compensation or reimbursement under Article 12 of the Asset Purchase Agreement (a "Claim"), and contain a brief description of the circumstances supporting the Purchaser's belief that there is or has been such a breach or that the Purchaser is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of damages the Purchaser claims to have so incurred or suffered (the "Claimed Amount").

          3.2  Within 20 days after receipt by the Vendor of the Claim Notice, the Vendor may deliver to the Purchaser with a copy to the Escrow Agent a written response (the "Response Notice") in which the Vendor shall: (a) affirmatively elect to (i) contest the Claim, (ii) contest the amount of the Claim or (iii) contest the payment to the Purchaser of an amount equal to the Claimed Amount from the Escrow Account; or (b) indicate that all or a part of the Escrow Fund may be released from the Escrow Account to the Purchaser in respect of the Claimed Amount. Any part of the Claimed Amount that is contested by the Vendor pursuant to the Response Notice shall be deemed the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 20-day period, then the Vendor shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount may be released to the Purchaser by the Escrow Agent from the Escrow Account.

          3.3  If the Vendor delivers a Response Notice in which it affirmatively elects not to contest the Claim, the full Claimed Amount may be released by the Escrow Agent from the Escrow Account and paid to the Purchaser, or if the Vendor does not deliver a Response Notice on a timely basis in accordance with section 3.2, the Escrow Agent shall within five (5) Business Days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within five (5) Business Days following the expiration of the 20-day period referred to in section 3.2), pay to the Purchaser an amount equal to the full Claimed Amount. Payment of the Claimed Amount by the Escrow Agent to the Purchaser shall be deemed to fully satisfy the Claim described in such Claim Notice in full.

          3.4  If the Vendor delivers a Response Notice in which it affirmatively elects not to contest the Claim in an amount equal to less than the full Claimed Amount (the amount so acknowledged

2

  by the Vendor as owed by it being referred to as the "Agreed Amount"), the Escrow Agent shall within five (5) Business Days following the receipt of such Response Notice pay to the Purchaser an amount equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the Agreed Amount only.

          3.5  If the Vendor delivers a Response Notice indicating that there is a Contested Amount, the Vendor and the Purchaser shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Purchaser and the Vendor resolve such dispute, a settlement agreement shall be signed by such Purchaser and the Vendor and sent to the Escrow Agent, which shall, upon receipt thereof, if applicable, make payment to the Purchaser from the Escrow Account in accordance with such agreement. Unless and until the Escrow Agent shall receive written notice from the Purchaser and the Vendor that any such dispute has been resolved by the Purchaser and the Vendor, the Escrow Agent may assume without inquiry that such dispute has not been resolved.

          3.6  If the Vendor and the Purchaser are unable to resolve the dispute relating to any Contested Amount within 30 days after the delivery of the Claim Notice ("Initial Resolution Period"), then the Claim in question shall be settled by binding arbitration in the City of Montreal, Quebec, Canada in accordance with the provisions of the Code of Civil Procedure (Québec). Arbitration will be conducted by one (1) arbitrator, mutually selected by the Purchaser and the Vendor. If either the Purchaser and the Vendor fail to mutually select an arbitrator within three (3) Business Days following the expiration of the Initial Resolution Period, then arbitration will be conducted by three (3) arbitrators: one selected by the Purchaser, one selected by the Vendor and the third selected by the first two arbitrators. If the Purchaser or the Vendor fails to select an arbitrator within 10 days following the expiration of the Initial Resolution Period, then the other shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 45 days after the appointment of the mutually-selected arbitrator or the last of the three arbitrators, as the case may be, and to use all reasonable efforts to cause the decision of the arbitrator(s) to be furnished within 60 days after the appointment of the mutually-selected arbitrator or the last of the three arbitrators, as the case may be. The parties further agree that discovery shall be completed at least 10 days prior to the date of the arbitration hearing. The decision of the arbitrator(s) shall relate solely: (a) to whether the Purchaser is entitled to recover the Contested Amount (or a portion thereof), and the portion, if any, of such Contested Amount the Purchaser is entitled to recover; and (b) to the determination of the "non-prevailing party" as provided below. The final decision of the arbitrator(s) shall be furnished to the Vendor, the Purchaser and the Escrow Agent in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon the Vendor, the Purchaser and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including lawyers/attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable lawyer/attorney fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this section 3.6, the non-prevailing party shall be determined solely by the arbitrator(s).

          3.7  The Escrow Agent shall pay from the Escrow Account in connection with any Contested Amount within five (5) Business Days after the delivery to it of (a) a copy of a settlement agreement executed by the Purchaser and the Vendor setting forth instructions to the Escrow Agent as to the amount to be paid from the Escrow Fund with respect to such Contested Amount or (b) a copy of the award of the arbitrator(s) referred to and as provided in section 3.6 setting forth instructions to the Escrow Agent as to the amount to be paid from the Escrow Fund with respect to such Contested Amount.

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        Section 4.    Release of Balance in Escrow Account.

          4.1  Unless there is then outstanding a Claim that has not been settled in accordance with the provisions of Article 3 of this Agreement, within five (5) Business Days after the Termination Date, the Escrow Agent shall pay the balance (if any) in the Escrow Account to the Vendor. In the event that there is an outstanding Claim, then the Escrow Agent shall retain in the Escrow Account an amount equal to the amount that is sought under the Claim, plus an amount corresponding to reasonable expenses (including lawyers/attorneys' fees) that may be incurred by the Purchaser pursuant to section 3.6 of this Agreement, and shall pay the balance (if any) in the Escrow Account to the Vendor.

        Section 5.    Fees and Expenses.    The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit A. In accordance with Exhibit A, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid as to one-half by the Purchaser, and as to the balance by the Vendor.

        Section 6.    Limitation of Escrow Agent's Liability.

          6.1  The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

          6.2  The Purchaser and the Vendor hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation of the Escrow Agent.

        Section 7.    Termination.    This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from the Purchaser a Claim Notice setting forth a Claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the Claim has been resolved and the Escrow Fund released in accordance with this Agreement.

        Section 8.    Successor Escrow Agent.    In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties. In such event, the Purchaser may appoint a successor Escrow Agent. If the Purchaser fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent

4

an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Purchaser as to the transfer of the Escrow Fund to a successor escrow agent.

        Section 9.    Miscellaneous.

          9.1    Lawyers'/Attorneys' Fees.    In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive from the non-prevailing party a reasonable sum for its lawyers/attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail or, by courier or express delivery service, or by facsimile, to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

  (a)
  if to the Purchaser:

    Photon Dynamics, Inc.

    6325 San Ignacio Avenue
    San Jose, California 95119

    Attn: Chief Financial Officer
    Facsimile No. (408) 360-3551

  (a)
  if to the Vendor:

    ART Advanced Research Technologies Inc.
    2300 Alfred-Nobel Blvd.,
    Saint-Laurent, Quebec H4S 2A4

    Attn: General Counsel
    Facsimile No. (514) 832-0835

    with a copy to:

    Osler Hoskin & Harcourt
    1000 de la Gauchetiere Street West
    Suite 2100
    Montreal, Quebec H3B 4W5

    Attn: Robert Yalden
    Facsimile No. (514) 904-8101

  (a)
  if to the Escrow Agent:

    National Bank Trust Inc.
    Corporate Services
    1100, University Street, suite 900
    Montreal, Quebec H3B 2G7

    Attn: Account Manager, Corporate Trust
    Facsimile No.: (514) 871-7434

5

          The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

          9.3    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          9.4    Facsimile Counterparts.    This Agreement may be executed by the Parties in separate counterparts and by facsimile each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          9.5    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Québec, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts located in the Province of Québec; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with section 9.2.

          9.6    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. No Party may assign its rights under this Agreement without the express prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights thereunder without such consent shall be void and of no effect.

          9.7    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any Claim or dispute arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.8    Amendment.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

          9.9    Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          9.10    Parties in Interest.    Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

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          9.11    Entire Agreement.    This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

          9.12    Waiver of Jury Trial.    Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

          9.13    Interest on Escrow Fund.    The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be to the sole account of the Vendor. The parties agree hereto that the amounts held in the Escrow Fund shall be invested in presumed sound investments pursuant to Article 1339 of the Civil Code of Quebec (with maturity of sixty (60) days) with the highest rate of interest available.

          9.14    Further Assurances.    Each party agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by each of the other parties to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

          9.15    Construction.

            (a)  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)  The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c)  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)  Except as otherwise indicated, all references in this Agreement to "Articles" and "sections" are intended to refer to Articles and sections of this Agreement.

          9.16    Language.    The parties acknowledge that they have requested that this Agreement and all documents, notices, correspondence and legal proceedings arising from this Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exigé que cette convention ainsi que tout document, avis, correspondance et procédure légale découlant de cette convention soient rédigés en anglais.

7

In Witness Whereof, the parties have duly caused this Agreement to be executed as of the day and year first above written.

The Purchaser: PHOTON DYNAMICS, INC.
Per:	/s/ KEN WAWREW Name: Ken Wawrew Title: Vice President Business Development
The Vendor: ART ADVANCED RESEARCH TECHNOLOGIES INC.
Per:	/s/ SERGE HUOT Name: Serge Huot Title: President and Chief Executive Officer
Escrow Agent: NATIONAL BANK TRUST INC.
Per:	/s/ ANDRÉE BINETTE Print Name: Andrée Binette Title: Section Manager
Per:	/s/ NATHALIE GAGNON Print Name: Nathalie Gagnon Title: Account Manager

8

EXHIBIT A

Escrow Agent's Fees and Expenses

Initial Fees
Acceptance Fee	CDN$3000
The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to an including the closing. This is a one-time fee, payable at closing.

The Escrow Agent reserves the right to refer any or all escrow documents for legal review before execution. Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer.
Incidental Expenses
Charge for miscellaneous expenses such as; fax, messenger service, overnight mail, telephone, stationery and postage. This charge is a percent of total Administration Fees, charged in advance.	3.0%
Transaction Fees
Disbursements/Draws and Receipts	CDN $20
Charge per item disbursed. Includes the wire or check fee.
Direct Out of Pocket Expenses
Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost
Extraordinary Services
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.	At Cost

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

SCHEDULE 4.7

LITIGATION

An application brought before the Superior Court of Québec by an ex-employee of the Vendor whose employment was terminated in April, 2002.

SCHEDULE 4.9

CONSENTS AND AUTHORIZATIONS

Release from Fiducie du Parc Technologique du CITEC (the Vendor's lessor) in accordance with the terms of the Vendor's lease agreement of the Purchased Assets.

SCHEDULE 4.11

FINANCIAL STATEMENTS

Infrared Screening and Inspection Solutions
(ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Financial Statements
April 30, 2002

Financial Statements
Auditors' Report	2
Statement of Net Business Assets	3
Statement of Loss and Changes in Net Business Assets	4
Statement of Cash Flows	5
Notes to Financial Statements	6 to 9

[Raymond Chabot Grant Thornton Letterhead]

Auditors' Report

To the Board of Directors
ART Advanced Research Technologies Inc.

We have audited the accompanying statement of net business assets of the Infrared Screening and Inspection Solutions (ISIS) Division, a division of ART Advanced Research Technologies Inc. (Note 1), as at April 30, 2002 and the related statements of loss and changes in net business assets and cash flows for the year then ended. These financial statements are the responsibility of ART Advanced Research Technologies Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Infrared Screening and Inspection Solutions (ISIS) Division as at April 30, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Raymond Chabot Grant Thornton

Chartered Accountants

Montréal, Canada
July 5, 2002

2

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Net Business Assets
(In US dollars)

April 30, 2002
ASSETS
Current assets
Trade accounts receivable, net of allowance for doubtful accounts of $0	$151,977
Government assistance receivable	32,974
Inventories	1,066,744

1,251,695

Fixed assets (Note 3)	21,197

Other assets
Deposit	1,886
Patents	58,157

60,043

$1,332,935

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (Note 4)	$259,601
NET BUSINESS ASSETS	1,073,334

$1,332,935

The accompanying notes are an integral part of the financial statements.

3

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Loss and Changes in Net Business Assets
(In US dollars)

Year ended April 30, 2002
Sales	$539,499
Cost of sales	293,306

Gross margin	246,193
Other revenues	12,604

258,797

Operating expenses
Research and development expenses (Note 5)	769,652
Selling, general and administrative expenses	1,879,210
Depreciation expense	33,513

2,682,375

Net loss	(2,423,578)
Net business assets, beginning of year	921,765
Net transactions with ART Advanced Research Technologies Inc.	2,575,147

Net business assets, end of year	$1,073,334

The accompanying notes are an integral part of the financial statements.

4

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Statement of Cash Flows
(In US dollars)

Year ended April 30, 2002
OPERATING ACTIVITIES
Net loss	$(2,423,578)
Non-cash item
Depreciation expense	33,513
Decrease (increase) in current assets
Accounts receivable	35,513
Government assistance receivable	126,223
Inventories	450,189
Prepaid expenses	13,942
Increase (decrease) in current liabilities
Accounts payable and accrued liabilities	(879,568)

Cash flows from operating activities	(2,643,786)

INVESTING ACTIVITIES
Decrease in fixed assets	71,735
Increase in other assets	(3,116)

Cash flows from investing activities	68,619

FINANCING ACTIVITIES
Net transactions with ART Advanced Research Technologies Inc. and cash flows from financing activities	2,575,147

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of the financial statements.

5

Infrared Screening and Inspection Solutions (ISIS) Division
(A division of ART Advanced Research Technologies Inc.)

Notes to Financial Statements
(In US dollars)

The Infrared Screening and Inspection Solutions (ISIS) Division ("ISIS Division") consists of ART Advanced Research Technologies Inc.'s (The "Company") industrial division doing business as ISIS. The ISIS Division is involved in the research, design, development and marketing of infrared screening and inspection solutions for the electronics industry.

On July 2, 2002, the Company signed a definitive agreement for the sale of its ISIS Division to Photon Dynamics, Inc. The transaction is expected to close later in July 2002.

The separate financial statements of the ISIS Division have been prepared on a basis that the Company's management believes to be reasonable and appropriate. The separate financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the ISIS Division been a stand-alone business not fully integrated into the Company's other operations, or the actual financial position that might have otherwise resulted, or future results of operations or financial position of the ISIS Division.

Statement of Net Business Assets

The accompanying statement of net business assets includes the assets and liabilities specifically used for the operations of the ISIS Division.

No direct ownership interest existed in the portion comprising the ISIS Division. Accordingly, net business assets are shown in lieu of shareholders' equity.

Statement of Loss and Changes in Net Business Assets

The accompanying statement of loss and changes in net business assets includes only those revenues and expenses related to the activities of the ISIS Division, including allocated portions of the Company's centralized functions, as described below.

Selling, General and Administrative Expenses

The statement of loss and changes in net business assets includes a portion of the Company's shared selling, general and administrative expenses based on identification of such services specifically used by the ISIS Division. Where determination based on specific usage alone have been impracticable or are reflected in a general charge that is not specific to the ISIS Division, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to the ISIS Division. These methods primarily consisted of allocating costs based on (i) number of employees, (ii) percentage of office space or (iii) estimated percentage of staff time used. The total of these allocations was $647,821 in 2002. It is not practicable to provide a detailed estimate of the expenses that would have been recognized if the ISIS Division would have been operated on a stand-alone basis.

Depreciation Expense

The statement of loss and changes in net business assets includes depreciation expense related to the equipment to be acquired by Photon Dynamics, Inc. and an allocation of depreciation expense for the other corporate-level assets utilized in the operations of the ISIS Division that will not be acquired by Photon Dynamics, Inc. and that are not included in the statement of net business assets.

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Income Taxes

The ISIS Division's operations have been included in the federal and provincial income tax returns of the Company. The ISIS Division has generated tax losses since its inception. No future tax asset has been recorded as a full valuation allowance has been constituted against the asset resulting from the available tax losses.

Statement of Cash Flows

The accompanying statement of cash flows includes the operating, investing and financing cash flows related the ISIS Division's operations.

These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. The principal accounting policies are as follows:

Revenue Recognition

Revenues from sales of the Division's products are recorded at the time the product is shipped, provided that collection of the proceeds of sale is reasonably assured. A provision is recorded at the time revenue is recognized based on estimated customer returns and allowances.

Inventories

Inventories are valued at the lower of cost and net realizable value. Cost is determined by the first in, first out method.

Patents

Patents are recorded at cost and are amortized according to the straight-line basis over a five-year period commencing in the year of commercialization of the related products.

Depreciation

Fixed assets are recorded at cost and are depreciated over their estimated useful lives according to the straight-line basis over the following periods:

Computer equipment	3 years
Tools and equipment	5 years

Research and Development Expenses

Research expenses are charged against income in the year in which they are incurred. Development expenses are charged against income in the year in which they are incurred, unless the criteria for capitalization under Canadian generally accepted accounting principles are met. The Division has not deferred any such development costs to date.

Investment tax credits, based on qualifying research and development expenses, are accounted for as a reduction of expenses in the year in which the expenses are incurred.

Financial Instruments

The financial statements include only primary financial instruments.

The fair value of trade, accounts and government assistance receivable, accounts payable and accrued liabilities is equivalent to their carrying amount given that they will mature shortly.

7

Reporting Currency and Translation of Foreign Currencies

The Division uses the United States dollar as its reporting currency. The Division's financial statements have been translated from the currency of measurement, the Canadian dollar, into the reporting currency using the current rate method. All cumulative translation gains or losses have been included in the net business assets amount.

Transactions concluded in currencies other than the currency of measurement have been translated as follows: monetary assets and liabilities have been translated at the exchange rates in effect at the end of the period and revenues and expenses have been translated at the weighted average exchange rates for the periods. Exchange gains and losses arising from such transactions have been included in the operating expenses.

	April 30, 2002
	Cost	Accumulated depreciation	Net
Computer equipment	$31,305	$18,801	$12,504
Tools and equipment	13,927	5,234	8,693

	$45,232	$24,035	$21,197

April 30, 2002
Trade payables	$87,996
Salary related	58,305
Miscellaneous accruals	113,300

$259,601

The research and development expenses and the related investment tax credits included in the statements of loss and changes in net business assets are as follows:

April 30, 2002
Research and development expenses	$802,648
Investment tax credits	32,996

$769,652

The investment tax credits are subject to review and approval by tax authorities and it is possible that the amounts granted will be different from the amounts accounted for.

The amounts reported in the financial statements of the Division, prepared under Canadian generally accepted accounting principles, conform in all material respects to the amounts that would have been reported if the financial statements had been prepared under United States generally accepted accounting principles.

8

SCHEDULE 4.12

UNDISCLOSED LIABILITES

None

SCHEDULE 4.13

UNUSUAL TRANSACTIONS

None

SCHEDULE 4.14

WARRANTIES

Warranty provision reconciliation

as at May 31, 2002

				Period of warranty
Customer	Sales Date	ISIS	S/N	Beginning date	Ending date	Period warranty
Via Systems	5/8/2001	2020L	1018	5/8/2001	5/8/2003	2 years
Delta Controls	9/6/2001	2020	1035	9/6/2001	9/6/2002	1 year
Solectron Mex	10/8/2001	2020L	1061	10/8/2001	10/8/2002	1 year
Solectron Charlotte	4/4/2002	2020L	1032	4/4/2002	4/4/2003	1 year

SCHEDULE 4.15

FIXED ASSETS AND EXPENSED EQUIPMENT

Hardware

Employee Name	Serial number	Brand	Desc
Bouabdo, Joseph	6926CKT30507	Compaq	DESKPRO EN		PIII	500	128
	MO94307359	ViewSonic	GS790	19"
Delorme, Jean-Francois	6835BZL2J274	Compaq	DESKPRO		PII	400	512
	FG8340539	Panasonic	SL90	19"
El-Tekly, Christiane	30201030010	Ciara			PIII	600	384
	AS94500432	ViewSonic	G773	17"
Gadoury, Michel	Z9012793J	Toshiba	4100		PII	400	128
Gazdewich, Jerome	21013120J	Toshiba	4600DVD		PIII	750	128
Mailloux, Joanne	20010240024	Ciara			PIII	600	128
	A6R1433187	Epson	STYLUS 740
	AS94401911	ViewSonic	G773	17"
Powell, Chris	20006150089	Ciara	Dual Processor		PIII	600X2	512
	MO94614568	ViewSonic	GS790	19"
Saati, George	30017564J	Toshiba	4260		PIII	450	128
Secelean, Marin	6833BZL2M631	Compaq	DESKPRO EN		PII	400	256
	M890200772	ViewSonic	G790	19"
Sowkey, Basil	6939BZM2K085	Compaq	DESKPRO		PII	450	64
	M881700890	ViewSonic	G790	19"
Marc Trudel	6923ckt4a372	COMPAQ	DESKPRO		PIII	500
	M890200768	ViewSonic	GS790	19"
3 external sales rep		Toshiba	4600DVD		PIII	750	128

1external service tech.	Toshiba	4600DVD	PIII	750	128

Equipment

GRANITE TABLE & SUPPORT
DV VIDEO WALKMAN DESKTOP PIII VIDEO 3
HEIGHT CAGE & PROBE
POWER SUPPLY HP-IB
TEST MOBILE INSTRUMENT CART (HP)
ANALOG,10 100 MNHZ MIXED SIGNAL SCOPE
ANALOG,10 100 MNHZ MIXED SIGNAL SCOPE

2

St-Francois Facility

Inventory—Tools & Furnitures

	Descriptions	Brand	Quantity	Detailed description	Serial Number
Tools
	Screw Drivers:	Irazola	1	#180	941314
		Craftsman	11	Assorted	41473 K WF
					41467 K WF
					41247 K WF
					41161 L WF
					41297 K WF
					41294 K WF
					41589 K WF
					41028 K WF
					41542 K WF
					4151 K WF
					4118 K WF
		Xcelite	5	Assorted	P6166
					X101
					R3166
					R184
					678
		Mastercraft	1		5731228
	Screw Driver Extension:	None	1
	Torq Wrench:	Xcelite	1		64042
	Cutters:	Xcelite	1		55CG
		Craftsman	1		45077
		Technik	1		2x10321
	Files		5	Assorted	None
	Saw blades		Small pack	Mastercraft 6"
	Channel Lock		1	#357
	Scissors-metal	Wiss	1	M6
	Scissors-normal		2
	Knife	Xcelite	1
	Punch		2
	Nut Diver Kit	Amsco	1	Assorted	5 pieces, 11/32" to 3/8"
		Vermont American	1	Assorted	7 pieces, 1/4"
	Allen Key Kits	Bondhus	1	Assorted	11 pieces
			1	Assorted	9 pieces
		OEM	1	Assorted	11 pieces
	T-Handle Set	Chesco	1	Assorted	8 pieces, 6" / 150 MM
	Crimping Tool	AMP	2		D9743, E9846
		Other	1
	O-Ring tool, Retaining Ring Plier		1		#380
			1		#399
	Pliers	Craftsman	1		45085
					45380
					45172
					45088
					45381
					45173
	Allow Stell Stamps		1		1/8", Part 10840
	Wise grip	Peterson	2		10 WR, 6 LN
		Xcelite	1		18I
	Drill set	Mastercraft	1		4.8 Volts

3

	Wrench set	Fuller	1		9 pieces, 1/4" to 3/4"
		Craftsman	1		8 pieces, 5/16" to 11/16"
	Adjustable wrench	Crescent	1		10", 26656
			1		12"
	Ratchett Kit			Assorted	5 pieces
	Tap & Drill set	Craftsman	1		52068
			1		5 pieces
			1		16 pieces
		Other	1	Assorted	Multi size bits
	Power Bits	Bondhus	1		BH 5/32", #10809
			1		BH 1/8", #10809
			1		#10805
	Power Bits-Kits	Bondhus	1	Assorted	15 pieces
			1	Assorted	6 pieces
		Philipps, Robbertson	1	Assorted	35 pieces
	Goggles		1
	Flash Light	Z-lite	1
	Grease tube		1
	Pot of glue	Lepage	1
	Heat Gun		1
	Heat Glue Gun		1
	Caulking Gun		1		4461407
	Metal Press
	Sockets Set		1		12 pieces, 934786 & 934794
	Tap & Die Set		1		27722
	Saw-Metal		2
	Tool set—sockets, wrenches	Craftsman	1		Black box
	Soldering Iron		1
	Quick Grip	Weller	1		9212X
	Hammer-Vaughan		2
	Rubber Hammer		1
	Level Indicator		1		48"
	Set of paint brush
	Riveter	Arrow	1		RHT300
	Wire Strippers	Claws	1		WS-4
		T-Strippers	1		4S-217
		Craftsman	1
Material:
	Wire rack		1		Different types of electrical wires
Workbench:
	Tables		3
	Chairs		3
	Bench lights		3
Test & Measurement Equipment:
	Multimeters	Craftsman	1		982018
		RadioShack	1		22163
	Black Body		1		1HT10-31156
	Power Supply	GW	1		GPC-3030D

4

	Dielectric Strength Tester	1	Model AVC-25V
Office Equipment:
	Desks (at St-Francois & 2300 Alfred Nobel)	11
	Chairs (at St-Francois & 2300 Alfred Nobel)	11
	Filing Cabinets	3
Office Equipment: (2300 Alfred Nobel)
	Printer Laser Jet 5000 N	1
	Filing Cabinets 4 drawers	3
	Filing Cabinets 3 drawers	1
	Bookcases with 2 shelves	1
	Bookcases with 3 shelves	3
	Bookcases with 5 shelves	1
	Bookcases with 6 shelves	1

5

SCHEDULE 4.16

INVENTORY

S/N	Type	Status	Location
1013	2020L	Demo	ART-Montreal
1016	2020L	Stock	ART-St-Francois
1017	2020L	Stock	ART-St-Francois
1019	2020	Demo	Solectron Global Express 10701, Holder Street Cypress, CA USA 90630
1020	2020	Stock	ART-St-Francois
1021	2020L	Demo	Jabil Circuit de Mexico S.A. de C.V. # 1993 Lamos de Zapopan, Zapopan, Jalisco Mexico, 45130
1022	2020L	Demo	Storagetek 1, Storagetek Drive Louisevilles, CO USA 80028
1023	2020L	Demo	Celestica Industrial Park Boulevard Monterrey 208 Industrial Park Monterrey Apodaca Nuevo Leon, Mexico 666000
1025	2020	Demo	Manufacturing Technology 2153 O'Toole Avenue Suite G San Jose CA USA 95131
1026	2020L	Stock	ART St-Francois came back from SMTC
1027	2020L	Stock	ART St-Francois
1028	2020L	Demo	SMTEK International
1029	2020L	Stock	CSA 865 rue Ellingham Pointe-Claire, Montreal Quebec H9R 5E8
1030	2020	Stock	ART St-Francois
1031	2020L	Stock	ART St-Francois
1033	2020L	Demo	SCI Systems de Mexico S.A. de C.V. Carrtetera Guadalajara, Chapala KM 15.5 No 29 Tlajomulco de Zuniga Jalisco, Mexico 45640
1034	2020L	WIP	ART St-Francois

1036	2020L	WIP	ART St-Francois
1037	2020L	WIP	ART St-Francois
1038	2020L	WIP	ART St-Francois
1039	2020L	WIP	ART St-Francois
1040	2020L	WIP	ART St-Francois
Summary in:	US amount
Finished goods Inventory 2020L	$622,808	A
Finished goods Inventory 2020	$152,756	A
Finished goods Inventory 7070-L	$263,804
WIP	$96,444	A

	$1,135,813
RM $214,376.25 cdn	$140,299

Inventory Industrial Division	$1,276,112

2

Inventory status ISIS 7070

as of May 31, 2002

US dollars

Finished goods inventory

S/N	Type	Status	Location	Value
7001	7070	Stock	St-Francois	$40,140.00
7002	7070L	Stock	Alfred-Nobel	$55,916.00
7003	7070L	Stock	St-Francois (will be sent to Siemens)	$55,916.00
7004	7070L	Stock	St-Francois	$55,916.00
7005	7070L	Stock	Alfred-Nobel	$55,916.00

				$263,804.00

3

Physical Count Wall to Wall

Product Number	Product Description	Units in Stock	Unit Measure	Unit Price	Total in the Inventory	Obsolete Stock
BO-02302-201	CAMERA, INFRARED, ICC	5	ea	$19,998.46	$99,992.30
BA-13411-006	EDT FRAME GRABBER (EDT SOFTWARE INCLUDED)	7	ea	$2,572.36	$18,006.52
CM-00530-701	MOUNT, BASE, CAMERA, ICC	21	ea	$315.65	$6,628.65
CM-00529-701	MOUNT, TILTING, CAMERA, ICC	16	ea	$401.25	$6,420.00
BA-13416-001	BARCODE SCANNER — Symbol LS-1006 (Viascan V000155)	7	ea	$340.00	$2,380.00
BA-13411-001	DIO 96 I/O CARD (NIDAQ SOFTWARE INCLUDED)	10	ea	$475.00	$4,750.00
SA-00201-701	ALIGNMENT RAIL ASSEMBLY	3	ea	$1,298.83	$3,896.49
CM-00617-701	PLATE, TEST FIXTURE	25	ea	$148.50	$3,712.50
CM-00552-701	PLATE, SUPPORT, MONITOR	17	ea	$214.00	$3,638.00
BE-01385-101	CABLE, Power, 3 Cond, 18 AWG, BLK PVC Jacket	1200	ft	$0.42	$498.00
BM-00293-000	90 Deg. Wall Joint	11	ea	$211.88	$2,330.68
CM-00539-701	PLATE, BASE, ICC, STATIONARY	11	ea	$205.00	$2,255.00
BM-00285-101	GK THK Rail as per drw# CM-00553-701	4	ea	$539.89	$2,159.56
BA-13417-010	COMPUTER, COMPAQ EN Minitower, Windows NT4, 512 MB	1	ea	$2,049.00		$2,049.00
CM-00540-701	PLATE, CARRIAGE, ICC	17	ea	$118.00	$2,006.00
BA-13403-001	CODE SCAN LITE, LT-4ML7	2	ea	$853.58	$1,707.16
CM-00601-701	HOLDER, ADJUSTMENT SCREW, PIVOTING	24	ea	$69.55	$1,669.20
BA-13417-003	COLOR MONITOR 19"	4	ea	$539.00	$2,156.00
BM-00276-100	Energy chain, film hinge, .98" wide, 5' L	1260	in	$1.12	$1,411.20
CM-00538-701	PLATE, BASE, ICC, MOVING	7	ea	$187.25	$1,310.75
CM-00618-701	SUPPORT, TEST FIXTURE PIN	50	ea	$25.00	$1,250.00
CM-00232-701	PLATE, TRAY	4	ea	$301.95	$1,207.80
CM-00620-701	EDGE SUPPORT, TEST FIXTURE	94	ea	$11.50	$1,081.00
CM-00537-701	GUSSET, 3	16	ea	$65.00	$1,040.00
BM-00294-000	90 Deg. Fixed Joint	12	ea	$85.83	$1,029.96
BA-13417-011	MEMORY MODULE UPGRADE 128MB, FOR COMPAQ	3	ea	$299.00	$897.00
CM-00558-701	MOUNT, TILTING, CAMERA, ICC	2	ea	$426.70	$853.40
BM-00208-002	Locating bushing w/slotted hole	32	ea	$26.54	$849.28
BA-13418-004	CABLE HARNESS, FOR ICC CAMERA	6	ea	$140.10	$840.60
CM-00549-701	MOUNT, RAIL, THK	4	ea	$203.30	$813.20
AI-00314-701	TRACK, MOUNTING SOCKET, MODIFIED	3	ea	$250.00	$750.00
BE-01275-000	CONNECTOR, Pin and Socket, RCPT, 2 Circuits	180	ea	$0.60	$108.00
BA-13411-004	CABLE, RIBBON, FOR DIO 1M30	7	ea	$105.00	$735.00
BE-01219-002	DUCT, WIRING, SLOTTED, TYPE E 1.5"X1.5" - 6' L	30	ft	$23.50	$705.00
CM-00254-701	PLATE, LOGO, ISIS	10	ea	$68.90		$689.00
CM-00550-701	STOPPER	24	ea	$27.00	$648.00
CM-00619-701	PIN, LOCATING TEST FIXTURE X=.157 Y=.120	80	ea	$8.00	$640.00
BE-01388-000	DIODE, 1N 4002, Plastic Rectifier, 100V, 30A Surge	420	ea	$1.50	$630.00
CM-00551-701	MOUNT, PLATE, SUPPORT, MONITOR	6	ea	$105.00	$630.00
BA-13402-006	Horizon Articulating Keyboard	5	ea	$120.00	$600.00
CM-00644-701	SPACER, FOR ICC CAMERA	20	ea	$29.25	$585.00

4

BM-00298-103	SCREW, HEX SKT SHLDR CAP SST, 10-24 × 1"	100	ea	$5.56		$556.00
BA-13417-017	PRINTER, INK-JET, Colour, Epsom Stylus 880	3	ea	$183.88	$551.64
BE-01385-102	CABLE, Power, 3 Cond, 18 AWG, O.D. .328". PVC Jacket	1000	ft	$0.54		$540.00
BM-00298-102	SCREW, HEX SKT SHLDR CAP SST, 10-24 × 3/4"	100	ea	$5.13	$513.00
BE-01342-105	WIRE, HOOK-UP, PVC INSUL. ,16 AWG, BLACK, (26X30), STYLE 1007	1950	ft	$0.26	$507.00
BM-00298-101	SCREW, HEX SKT SHLDR CAP SST, 10-24 × 1/2"	100	ea	$4.95		$495.00
CM-00514-701	ANCHOR, EXTRUSION, POST, CAMERA	5	ea	$96.30	$481.50
BE-01380-100	POWER SUPPLY, DC, Single Output Series, 24V, 2.4A	5	ea	$93.30	$466.50
BE-01282-101	TUBING, Heat Shrink, 0.375" Supplied ID, Recovered ID, Irradiated Polyolefin, Black	950	ft	$0.49	$465.50
BA-13407-001	SHIPPING BOX ASS'LY, RADIOMETER	7	ea	$64.91	$454.37
CM-00548-701	HOLDER, PLUNGER, BALL	10	ea	$45.00	$450.00
BE-01386-101	TERMINAL, Short Spg Spade 8 Insul Tongue, Plastic Grip, 22-16 AWG, Red, .375	1000	ea	$0.44	$440.00
BM-00297-000	Pin. Locking "T" 12L14, STL, Blk	15	ea	$28.30	$424.50
CM-00342-701	PLATE, TRAY, WIRE COVER	2	ea	$210.80		$421.60
BM-00298-100	SCREW, HEX SKT SHLDR CAP SST, 10-24 × 3/8"	100	ea	$4.19		$419.00
CM-00619-702	PIN, LOCATING TEST FIXTURE X=.145 Y=.108	48	ea	$6.75	$324.00
CM-00619-703	PIN, LOCATING TEST FIXTURE X=.122 Y=.089	48	ea	$6.75	$324.00
CM-00619-704	PIN, LOCATING TEST FIXTURE X=.098 Y=.068	48	ea	$6.75	$324.00
AI-00345-701	SUPPORT, ARM, MONITOR	9	ea	$30.00	$270.00
BM-00250-102	PANEL, UNFINISHED, 0.125" THK, 6U, ALUM.	13	ea	$34.30	$445.90
CM-00591-701	BUSHING, GUIDE, T-PIN	7	ea	$48.15	$337.05
BA-13419-001	SWITCH BOX, MANUAL 4-TO-1, DB9 FEMALE	8	ea	$40.00	$320.00
BM-00216-000	BRG, LIN, RECIRCULATING-BALL, OPEN, 5/8" ID	2	ea	$159.42		$318.84
BM-00260-103	Bracket, 1010 extrusion	52	ea	$6.03	$313.56
BM-00267-000	GLIDES, Large base,1/2" × 13, 3.5" diam.	36	ea	$8.66	$311.76
CM-00665-701	SHIELD, FILTER	14	ea	$21.40	$299.60
CM-00319-701	PLATE, TRAY	1	ea	$295.50	$295.50
CM-00714-701	PANEL, RELAY, 6U	6	ea	$49.25	$295.50
BE-01342-104	WIRE, HOOK-UP, PVC INSUL., 16 AWG, WHITE, (26X30), STYLE 1007	950	ft	$0.31	$294.50
BE-01294-000	LIGHT, STEADY, GREEN, STACKABLE, MODULAR	5	ea	$58.88		$294.40
BE-01294-001	LIGHT, STEADY, RED, STACKABLE, MODULAR	5	ea	$58.88		$294.40
BE-01294-002	LIGHT, STEADY, ORANGE, STACKABLE, MODULAR	5	ea	$58.88		$294.40

5

BE-01327-002	TERMINAL, RCPT and Tab Combination, .20-16 AWG, BRASS - COILED	3600	ea	$0.08	$270.00
BE-01330-000	WIRE, HOOK-UP, PVC INSUL., 18 AWG, Green/Yellow, (16X30), Style 1015	1000	ft	$0.27	$270.00
CM-00345-701	SHELF, PLATE, TRAY	4	ea	$64.50	$258.00
CM-00715-701	PANEL, CONTROLLER, 6U	5	ea	$46.25	$231.25
BE-01386-100	TERMINAL, Short Spg Spade 6 Insul Tongue, Plastic Grip, 22-16 AWG, Red, .250	800	ea	$0.30	$240.00
CM-00541-701	PLATE, INTERMEDIATE, 1	5	ea	$48.00	$240.00
CM-00557-701	PLATE, CARRIAGE, SUPPORT, ICC	1	ea	$228.60	$228.60
CM-00598-701	SUPPORT, MAGNET, SENSOR, DOOR	4	ea	$56.80	$227.20
BE-01253-000	TRACK, MOUNTING, SOCKET, 3", K10 SERIES	19	ea	$11.93	$226.67
BM-00232-200	EXTRUSION, CORNER	42	ft	$4.99		$209.58
BM-00291-000	NUT & BOLT, U-TYPE RETAINER, 10-30, SPECIAL	420	ea	$0.49	$205.80
CM-00255-701	PLATE, LOGO, SERIES	3	ea	$45.09	$135.27
BE-01215-000	HOURMETER, RECTANGULAR, 10-50 VDC, 7 DIGITS	3	ea	$43.64	$130.92
CM-00599-701	SUPPORT, SENSOR, DOOR	4	ea	$48.75	$195.00
CM-00276-701	MOUNT, CAMERA, BASE	2	ea	$91.85	$183.70
CM-00277-701	SPACER, ROTATING	2	ea	$89.93	$179.86
CM-00259-701	LABEL, LOGO, ISIS	13	ea	$13.25	$172.25
BM-00262-101	SCREW, HEX SKT BHD FLG, 5/16"-18 × 5/8"L BLK	300	ea	$0.57	$171.00
CM-00603-701	BRACKET, SUPPLY, POWER, ICC	8	ea	$21.35	$170.80
CM-00211-701	PLATE, SUPPORT, TOP	1	ea	$164.08	$164.08
CM-00212-701	PLATE, SUPPORT, BOTTOM	1	ea	$164.08	$164.08
BE-01213-000	LAMP, MINIATURE, INCANDESCENT, TYPE 7373	82	ea	$1.97	$161.54
CM-00210-701	BRACKET, TRAY	1	ea	$160.44	$160.44
BE-01385-100	CABLE, Power, 2 Cond, 18 AWG, O.D. .243". PVC Jacket	500	ft	$0.32	$160.00
BE-01293-000	CORD, Power supply, straight, 10A, 2.5M, Blk	11	ea	$14.36		$157.96
BE-01261-103	WIRE, Hook-Up, PVC INSUL., 18 AWG, Brown, (16 × 30), Style 1007	925	ft	$0.17	$157.25
CM-00231-701	BRACKET, BEARING SEAT	1	ea	$154.82	$154.82
BE-01261-105	WIRE, Hook-Up, PVC INSUL., 18 AWG, Green, (16X30), STYLE 1007	900	ft	$0.17	$153.00
BE-01257-000	BASE, SUB-ASS'LY, INDICATING BANKS	5	ea	$30.39		$151.95
CM-00245-701	SPACER, BEARING, LINEAR	2	ea	$74.76	$149.52
CM-00274-701	BRACKET, VERTICAL	2	ea	$72.35		$144.70
BE-01307-000	MOUNT, Cable, Nylon, 0.75 X0.75", Adhesive, Multidirectional (SPC VRTH-05A)	200	ea	$0.71	$142.00
BE-01261-107	WIRE, Hook-Up, PVC INSUL., 18 AWG, Orange, (16 × 30), Style 1007	1000	ft	$0.14	$136.70
BE-01261-108	WIRE, Hook-Up, PVC INSUL., 18 AWG, Light Blue, (16 × 30), Style 1007	1000	ft	$0.14	$140.00
BE-01201-000	SWITCH, PUSHBUTTON, EMERGENCY STOP, NEMA 4, 250 Vac, 6 AMP, DPST	2	ea	$67.95	$135.90

6

CM-00348-701	STRIP-BRUSH, PANEL	6	ea	$19.37	$116.22
BE-01284-002	RESISTOR, 1/4 W., 4.7 Ohm, 5%, CARBON	200	ea	$0.65		$130.00
BE-01261-101	WIRE, Hook-Up, PVC INSUL., 18 AWG, Black, (16 × 30), Style 1007	900	ft	$0.14	$126.00
AI-00341-701	PANEL, RELAY, 6U	1	ea	$125.00	$125.00
BM-00244-100	SPRING, DIE, COLOR RED, 1" LG	71	ea	$1.74	$123.54
CM-00535-701	SHIELD, PANEL, BOTTOM, BACK, OUTER	5	ea	$23.05	$115.25
CM-00344-701	BLOCK, MOUNTING, JACK	2	ea	$56.50	$113.00
CM-00266-701	LABEL, KIT, FOCUS	6	ea	$18.80	$112.80
BE-01210-000	FAN, AC, MUFFIN XL, TUBEAXIAL, REVERSE AIR FLOW, 108 CFM	4	ea	$27.96	$111.84
BE-01256-000	TUBE, MOUNTING ALUMINUM, 4" L	7	ea	$15.68	$109.76
CM-00260-702	PLATE, LOGO, 1010	49	ea	$2.14	$104.86
CM-00260-704	PLATE, LOGO, 8080	49	ea	$2.14	$104.86
BM-00214-106	LOCKNUT, HEX, NYL INSERT,,1/2 -13 SST	100	ea	$1.03		$103.00
BM-00223-139	SCREW, HEX SKT CAP SST, 5/16 -18 × 2 1/2"	100	ea	$1.03		$103.00
BE-01266-000	RELAY, 3-32 Vdc, SOLID STATE, 60 Vdc/5AMP	5	ea	$20.36	$101.80
CM-00237-701	PLATE, MOUNTING, DOOR SWITCH	1	ea	$101.61	$101.61
BE-01374-100	RELAY, AC Solid State, 3-32 Vdc, 280 VAC / 10 AMP	4	ea	$24.38	$97.52
CM-00248-701	BRACKET, MOUNTING, SCALE	5	ea	$18.50	$92.50
BE-01248-000	TRANSFORMER, 460VA, TOROIDAL	1	ea	$92.00	$92.00
BE-01218-001	FUSE, 3AG, Slo-Blo, 250V, 2 AMP	125	ea	$0.80	$100.00
BE-01389-000	FILTER, RFI POWER LINE, 3.85X1.53X2.07", 10A	5	ea	$18.19	$90.95
CM-00260-703	PLATE, LOGO, 7070	42	ea	$2.14	$89.88
BE-01245-000	CONN, RJ12, PLUG, CRIMP-ON, 6 TERM.	25	ea	$3.48	$87.00
BM-00279-100	T-NUT, 5/16-18 (80/20 INC.)	200	ea	$0.42	$84.00
BA-13417-006	CABLE, Printer, Parallel, DB25 MALE-CENTRONICS 36 MALE, 10 Feet	8	ea	$10.49	$83.92
CM-00221-701	PANEL, INNER, BACK	1	ea	$83.80	$83.80
BE-01377-100	TERMINAL STRIP COMPACT, 20 POLES, 20 AMP	9	ea	$8.95	$80.55
CM-00606-701	LABEL, PLATE CONTROL	9	ea	$3.00	$27.00
BM-00260-104	Bracket, 2020 extrusion	12	ea	$6.36	$76.32
BM-00280-100	STUD, T-SLOT, ECONOMY, 5/16-18 UNC, 3/4" L	100	ea	$0.76		$76.00
BM-00233-005	SPACER, Threaded, Hex Male/Female, 8-32, 1 1/2" LG	55	ea	$1.38	$75.90
BM-00289-100	SCREW, HEX SKT CAP SST, 10-32 × 2 1/4"	100	ea	$0.75	$75.00
CM-00253-701	PLATE, NAME, ISIS 2000 SERIES	3	ea	$25.00	$75.00
BE-01298-002	CABLE CLAMP, 3/4-20, .453" O.D. SIZE 13	21	ea	$3.50	$73.50
BE-01256-001	TUBE, MOUNTING ALUMINUM, 16" L	2	ea	$36.55	$73.10
BM-00223-119	SCREW, HEX SKT CAP SST, 1/4-20 × 1 1/4"	100	ea	$0.73	$73.00

7

BE-01255-000	SUPPORT, MOUNTING TUBE, FIXING PLATE	5	ea	$14.49	$72.45
BE-01335-000	BREAKER, CIRCUIT, 2 POLE, 1A, MAG TOGGLE	2	ea	$36.20	$72.40
BE-01298-001	CABLE CLAMP, 3/4-20, .703" O.D. SIZE 13	18	ea	$4.00	$72.00
CM-00576-701	PLATE, NAME, ISIS SERIES	18	ea	$4.00	$72.00
BE-01343-100	FERRULE, INSUL., 16 AWG, Short Type, Black	500	ea	$0.14	$70.00
BE-01343-101	FERRULE, INSUL., 18 AWG, Short Type, Red	500	ea	$0.14	$70.00
BM-00283-000	Handle, Grab, LG, Fr. Mount, Black	8	ea	$8.36	$66.88
BA-13419-002	COMM CABLE DB9M-DB9M	8	ea	$8.31	$66.48
BE-01296-005	CONNECTOR, Circular, RCPT, Plastic, Square Flange, Socket, Shell Size 17, 9 Contacts.	15	ea	$4.40	$66.00
BE-01202-000	SWITCH, PUSHBUTTON, DPDT, ILLUMINATED	3	ea	$21.90	$65.70
BE-01297-005	CONNECTOR, Circular, Plug, Plastic, Pin, Shell Size 17, 9 Contacts	20	ea	$3.26	$65.20
BM-00223-122	SCREW, HEX SKT CAP SST, 5/16 -18, 2 1/4"	100	ea	$0.65	$65.00
BM-00220-000	BUMPER, RBR, FLAT TOP, 1 1/2" OD, 3/4" HGT, BLK	39	ea	$1.65	$64.35
CM-00226-701	PANEL, INNER, DOOR	1	ea	$64.00	$64.00
BE-01297-002	CONNECTOR, Circular, Plug, Plastic, Socket, 9 Contacts	18	ea	$3.55	$63.90
BE-01297-001	CONNECTOR, Circular, Plug, Plastic, Pin, Shell Size 17, 14 Contacts	28	ea	$2.23	$62.44
BM-00214-102	LOCKNUT, HEX, NYL INSERT, STL ZINC PL., 8-32	1200	ea	$0.05	$60.00
CM-00228-701	GRILL, VENT	4	ea	$15.00	$60.00
BE-01261-102	WIRE, Hook-Up, PVC INSUL., 18 AWG, Red, (16 × 30), Style 1007	250	ft	$0.23	$57.50
BM-00223-118	SCREW, HEX SKT CAP SST, 10-32 × 1 1/2"	100	ea	$0.57	$57.00
BM-00223-138	SCREW, HEX SKT CAP SST, 5/16 -18 × 1 1/4"	95	ea	$0.59	$56.05
BM-00223-136	SCREW, HEX SKT CAP SST, M8 × 20mm	200	ea	$0.28	$56.00
CM-00242-701	COVER, FAN	4	ea	$14.00	$56.00
BE-01327-001	TERMINAL, RCPT, INSUL., Crimp, 16-14 AWG, Brass RCPT	300	ea	$0.18	$54.00
BM-00203-110	SCREW, HEX SKT FLAT CSKH CAP SST, 5/16-18 × 1 1/2"	100	ea	$0.54	$54.00
BE-01233-000	LAMP, MINIATURE, INCANDESCENT, TYPE 394	31	ea	$1.73	$53.63
BE-01269-001	CABLE, Communication and control, 80 Deg, 8 Conductors, 24 AWG, Foil Shield, 7/32 Strand, 0.21" O.D., 150 Volts	60	ft	$0.86	$51.60
BM-00258-100	DOWEL PIN, PREC. GRD, SST 1/4" 1/2"L	100	ea	$0.51	$51.00
BM-00221-000	LATCH KIT, T-HANDLE, 1/2" TURN, BLK	2	ea	$25.44	$50.88
BE-01297-003	CONNECTOR, Circular, Plug, Plastic, Pin, 7 Contacts	10	ea	$5.00	$50.00
BM-00223-129	SCREW, HEX SKT CAP SST, 10-32 × 1 1/4"	200	ea	$0.25	$50.00

8

BM-00223-134	SCREW, HEX SKT CAP SST, 1/4-20 × 1 3/4"	200	ea	$0.25	$50.00
BE-01273-000	CONN, QUICK, STR, PLUG, 4 CONTACTS, SOL	2	ea	$24.23	$48.46
BM-00223-113	SCREW, HEX SKT CAP SST, 4-40 × 1 3/4"	100	ea	$0.47	$47.00
BM-00261-102	SCREW, HEX SKT BHD, FRAC, BL. ZINC, 5/16-18, 3/4"	100	ea	$0.47	$47.00
BM-00310-001	HANDLE, "T" 1/4-20 UNC, .51"LG. PLATED STEEL	26	ea	$1.66	$43.16
BE-01340-001	CORD, Power supply, straight, 10A, 250VAC, 2.5M, Blk	3	ea	$14.09	$42.27
BM-00223-109	SCREW, HEX SKT CAP SST, 10-32 × 1"	200	ea	$0.21	$42.00
BE-01268-002	CABLE, Twisted Pair, PVC INSUL., 6 Pairs, 18 AWG, 16 X 30, 0.433" OD.	30	ft	$1.35	$40.50
BE-01251-000	RELAY, 120 V AC, 3900 Ohms, K 10 Series	4	ea	$9.85	$39.40
BE-01382-000	Flanged inlet 15A/250VAC	2	ea	$19.68	$39.36
BM-00255-000	GLIDES, LEVELING, 3/8" × 16 X 1/2", ZINC PLATED	24	ea	$1.64	$39.36
BM-00249-100	WASHERS, TWO PIECE	10	ea	$3.74	$37.40
CM-00229-701	GRILL, DOOR	2	ea	$18.50	$37.00
BE-01296-004	CONNECTOR, Circular, RCPT, Plastic, Square Flange, Socket, 7 Contacts.	8	ea	$4.50	$36.00
BM-00224-100	SCREW, HEX SKT BHD CAP SST, 6-32 × 3/8"	710	ea	$0.05	$35.50
BM-00242-100	KNOB, THUMBSCREW, #4, 5/16" OD	98	ea	$0.36	$35.28
BE-01282-102	TUBING, Heat Shrink, 0.125" Supplied ID, Recovered ID, Irradiated Polyolefin, Black	75	ft	$0.46	$34.50
BE-01261-100	WIRE, Hook-Up, PVC INSUL. 18 AWG, White, (16 × 30), Style 1007	200	ft	$0.17	$34.00
BM-00214-105	LOCKNUT, HEX, NYL INSERT, 5/16-18 SST	100	ea	$0.34	$34.00
BE-01235-000	CONN, MODULAR, PCB, 6 CIRCUIT, CRIMP TERM.	41	ea	$0.82	$33.62
BE-01252-000	SOCKET, for RELAY, K 10 Series	4	ea	$8.37	$33.48
BM-00233-001	SPACER, Threaded, Hex Male/Female, 6-32, 1 1/2" LG	22	ea	$1.46	$32.12
BE-01316-000	TIE, CABLE, LOCKING, NYLON 6.6, MINIATURE CROSS SECTION, 5.6" LG, 0.098" THK, 1.25 MAX BUNDLE, BEIGE	200	ea	$0.16	$32.00
BM-00203-111	SCREW, HEX SKT FLAT CSKH CAP SST, 1/4-20, 1 1/2"	100	ea	$0.32	$32.00

9

Product Number	Product Description	Units in Stock	Unit Measure	Unit Price	Total in the Inventory	Obsolete Stock
CM-00260-705	PLATE, LOGO, 2020L	13	ea	$2.45	$31.85
CM-00260-705	LABEL, LOGO, 2020L	13	ea	$2.45	$31.85
CM-00213-701	PLATE, OFFSET BOX, COMMUNICATION	1	ea	$31.50	$31.50
CM-00352-701	SHIELD, STRIP-BRUSH, PANEL	2	ea	$15.55	$31.10
CM-00247-701	PANEL, INSERT	1	ea	$30.09	$30.09
BM-00224-108	SCREW, HEX SKT BHD CAP SST, 1/4-20 × 1/2"	300	ea	$0.10	$30.00
CM-00230-701	PLATE, OFFSET BOX, CONTROL	1	ea	$30.00	$30.00
BM-00223-116	SCREW, HEX SKT CAP SST, 10-32 × 1/2"	100	ea	$0.29	$29.00
BM-00223-132	SCREW, HEX SKT CAP SST, 10-32 × 3/8"	100	ea	$0.29	$29.00
BE-01218-000	FUSE, 3AG, Slo-Blo, 250V, 5 AMP	35	ea	$0.80	$28.00
BE-01212-000	FUSEHOLDER, Clip, Quick Connect TERM., 15 AMP	34	ea	$0.82	$27.88
BE-01338-000	CABLE, 4 Conductors, 22 AWG, COMPUTER, SHIELDED	68	ft	$0.41	$27.88
BA-13418-003	CABLE COMMUNICATION — DB9F-DB9M	5	ea	$5.55	$27.75
BE-01228-000	WIRE, Hook-Up, PVC Insul 14 AWG, Yellow, (41 × 30)	80	ft	$0.34	$27.20
BM-00223-100	SCREW, HEX SKT CAP SST, 6-32 × 3/4"	100	ea	$0.27	$27.00
BM-00223-105	SCREW, HEX SKT CAP SST, 10-24 × 2"	39	ea	$0.69	$26.91
BM-00223-137	SCREW, HEX SKT CAP SST, 8-32 × 1"	200	ea	$0.13	$26.00
BE-01221-000	BINDING POST, Single Assembly, Fluted Nut, Tin Plated Black, 1000 V, 15 Amps	8	ea	$3.12	$24.96
BE-01298-003	CABLE CLAMP, Shell Size 11, Circular Plastic, Cable O.D. 0.453, 5/8-24 UNEF-2B.	6	ea	$4.15	$24.90
BM-00224-113	SCREW, HEX SKT BHD CAP SST, 10-32 X 3/8"	300	ea	$0.08	$24.00
BM-00287-000	MAGNET, FOR REED SWITCH, DIM. 0.24 sq.", 1300 GAUSS AT POLE,	10	ea	$2.35	$23.50
BM-00203-105	SCREW, HEX SKT FLAT CSKH CAP SST, 8-32 × 1/2"	87	ea	$0.27	$23.49
BM-00250-101	PANEL, UNFINISHED, 0.125" THK, 5U, ALUM.	1	ea	$23.42	$23.42
BV-00004-000	LABEL, ELEC. "DANGER HIGH VOLTAGE"	190	ea	$0.12	$22.80
BM-00223-111	SCREW, HEX SKT CAP SST, 10-32 × 1 3/4"	80	ea	$0.28	$22.40
BM-00224-111	SCREW, HEX SKT BHD CAP SST, 10-32 × 3/4"	200	ea	$0.11	$22.00
BE-01249-000	TERMINAL, TAP, INSUL, SILVER-PLATED, 6-32	3	ea	$7.19	$21.57
BM-00290-000	PLUNGER, SPR LOADED, HOLD OPEN	10	ea	$2.11	$21.10
BM-00224-107	SCREW, HEX SKT BHD CAP SST, 8-32 × 1/4"	300	ea	$0.07	$21.00
BM-00224-115	SCREW, HEX SKT BHD CAP SST, 4-40 × 3/8"	520	ea	$0.04	$20.80

10

BM-00203-103	SCREW, HEX SKT FLAT CSKH CAP SST, 1/4-20 × 1/2"	43	ea	$0.48	$20.64
BE-01296-002	CONNECTOR, Circular, RCPT, Plastic, Square Flange, Pin, Shell Size 13, 9 Contacts	12	ea	$1.69	$20.28
BE-01345-000	RESISTOR, 5W, 10 Ohm, WIREWOUND	16	ea	$1.26	$20.16
BM-00203-100	SCREW, HEX SKT FLAT CSKH CAP SST, 4-40 × 1/4"	500	ea	$0.04	$20.00
BM-00214-101	LOCKNUT, HEX, NYL INSERT, STL ZINC PL., 6-32	500	ea	$0.04	$20.00
BM-00223-124	SCREW, HEX SKT CAP SST, 5/16-18 × 3/4"	100	ea	$0.20	$20.00
BE-01297-004	CONNECTOR, Circular, Plug, Plastic, Pin, Shell Size 11, 4 Contacts	10	ea	$1.99	$19.90
BE-01211-000	GUARD, FINGER, FAN, METAL, 6 RING	7	ea	$2.83	$19.81
BE-01220-001	COVER, DUCT, WIRING, SLOTTED, TYPE E .5"X .62" - 6' L	30	ft	$0.66	$19.80
BE-01220-001	COVER, WIRING DUCT, NON-SLIP, 1.5"W - 6' L	30	ft	$0.66	$19.80
BE-01296-003	CONNECTOR, Circular, RCPT, Plastic, Square Flange, Socket, Shell Size 11, 4 Contacts.	12	ea	$1.64	$19.68
BE-01381-001	CONNECTOR, NEMA TYPE 5-15 P, RATING 15A/250VA	2	ea	$9.66	$19.32
BM-00207-000	CPLG, NEOPRENE, STD, FLEX, 3/8" X 3/8", 1 3/4" L	1	ea	$19.17	$19.17
BM-00215-101	GROM, RBR, 3/8" GROV DIA, 1/8" GROOVE - BLK	86	ea	$0.21	$18.06
BM-00223-127	SCREW, HEX SKT CAP SST, 6-32 × 3/8"	300	ea	$0.06	$18.00
BM-00223-128	SCREW, HEX SKT CAP SST, 5/16 -18 × 1/2"	100	ea	$0.18	$18.00
BM-00223-140	SCREW, HEX SKT CAP SST, 6-32 × 1 1/2"	100	ea	$0.18	$18.00
BM-00295-001	SCREW, M/C HEX HEAD, 10-32 × 1 1/2"	200	ea	$0.09	$18.00
CM-00479-701	PLATE, CONTROL	1	ea	$17.25	$17.25
BE-01326-000	TERMINAL, BARREL, INSUL., 16-14 AWG, CRIMP	53	ea	$0.32	$16.96
CM-00241-701	PLATE, PATCH, TOP	1	ea	$16.50	$16.50
BM-00231-100	Gasket, Sponge, Adhesive, 1/2" Wide, 1/8" THK	180	ft	$0.09	$16.20
BM-00223-123	SCREW, HEX SKT CAP SST, M8 × 25mm	100	ea	$0.16	$16.00
BM-00226-100	GROM, RBR, 1 3/8" GROV DIA, 1/2" THK - BLK	10	ea	$1.58	$15.80
BE-01234-000	CONN, MODULAR, PCB, 3 CIRCUIT, CRIMP TERM.	38	ea	$0.41	$15.58
CM-00509-701	COVER, FAN	1	ea	$15.55	$15.55
BM-00204-100	SCREW, HEX SKT BHD CAP ALY 10-24 × 1"	22	ea	$0.70	$15.40
BM-00212-000	RETAINING RING, 3/8" SHAFT, .352" DIA	100	ea	$0.15	$15.00
BM-00250-100	PANEL, UNFINISHED, 0.125" THK, 1U, ALUM.	1	ea	$15.00	$15.00

11

BA-13410-002	CABLE, FOR SWITCHBOX, VAG, M TO M, 6'	1	ea	$14.85	$14.85
BE-01209-000	CORD, FAN, R, ANGLE PLUG, 18 AWG, 24" -26" LG	9	ea	$1.61	$14.49
BM-00245-100	ROD END, MALE, 10-32, .719" LG	2	ea	$7.24	$14.48
BM-00235-000	RIVET, OPEN-END, DOME HD, 1/8" DIA	480	ea	$0.03	$14.40
BM-00276-101	Energy chain, film hinge, 4.92 Rad, .1.5" wide, 5' L	1	ea	$14.15	$14.15
BM-00223-126	SCREW, HEX SKT CAP SST, 8-32 × 1/2"	200	ea	$0.07	$14.00
BM-00224-109	SCREW, HEX SKT BHD CAP SST, 6-32 × 1/2"	100	ea	$0.14	$14.00
BE-01282-100	TUBING, Heat Shrink, 0.250" Supplied ID, Recovered ID, Irradiated Polyolefin, Black	30	ft	$0.46	$13.80
BE-01320-000	CONTACT, Crimp, Socket, 20-24 AWG	68	ea	$0.20	$13.60
BE-01319-000	CONTACT, Crimp, Pin, 20-24 AWG, Brass	34	ea	$0.37	$12.58
BM-00223-125	SCREW, HEX SKT CAP SST, 1/4-20 × 3/4"	100	ea	$0.12	$12.00
BM-00223-131	SCREW, HEX SKT CAP SST, 1/4-20 × 1"	100	ea	$0.12	$12.00
BM-00224-104	SCREW, HEX SKT BHD CAP SST, 1/4-20 × 3/4"	30	ea	$0.40	$12.00
BM-00225-100	SCREW, HEX SKT CAP STL, 1/4-20 × 3"	89	ea	$0.13	$11.57
BM-00227-000	SCREW, FOR D-SUB JACK, 4-40 × .312"	36	ea	$0.31	$11.16
BE-01343-102	FERRULE, INSUL., 22 AWG, Short Type, White	100	ea	$0.11	$11.00
BM-00233-000	SPACER, Threaded, Hex Male/Female, 6-32, 1/4" LG	15	ea	$0.73	$10.95
BM-00223-103	SCREW, HEX SKT CAP SST, 10-24 × 3/8"	36	ea	$0.29	$10.44
BM-00206-100	SHIM WASHER, STL 2 mm THK, 16 MM O.D.	91	ea	$0.11	$10.01
BM-00223-110	SCREW, HEX SKT CAP SST, 5-40 × 1/8"	62	ea	$0.16	$9.92
BE-01263-000	CAP, LENS, DOME TIP, GREEN, .5" DIAMETER	1	ea	$9.85	$9.85
BE-01304-000	CABLE CLAMP, SCREW MNTD, (#10 SCR.) .25" DIA.	81	ea	$0.12	$9.72
BM-00223-107	SCREW, HEX SKT CAP SST, 1/4-20 × 5/8"	80	ea	$0.12	$9.60
BM-00226-101	GROM, RBR, 1 3/8" GROV DIA, 9/16" THK - BLK	6	ea	$1.58	$9.48
BM-00215-100	GROM, RBR, 7/16" GROV DIA, 1 1/6" GROOVE - BLK	45	ea	$0.20	$9.00
BM-00238-100	WASHER, FLAT SST 1/4"	300	ea	$0.03	$9.00
CM-00283-701	COVER, RADIOMETER	1	ea	$9.00	$9.00
BE-01232-000	CAP, LENS, GREEN, .5" DIAMETER	2	ea	$4.20	$8.40
BE-01305-000	CONN, P&S, PLUG, FREE-HANGING, 6 CIRCUITS	10	ea	$0.84	$8.40
BE-01298-004	CABLE CLAMP, Shell Size 11, Circular Plastic, Cable O.D. 0.329, 5/8-24 UNEF-2B.	2	ea	$4.15	$8.30

12

BE-01346-000	JACK, POWER, CHASSIS MOUNT, 2 mm	4	ea	$2.04	$8.16
BM-00256-000	T-NUT, RND BASE STL, 3/8"-16	24	ea	$0.32	$7.68
BM-00284-100	Snap-in Magnet - Catch Magnetic snap-in large	2	ea	$3.84	$7.68
BM-00288-100	NUT, HEX, M/C SCR, SMALL PATT. 10-32, 5/16, 7/64	125	ea	$0.06	$7.50
BM-00231-101	Gasket, Sponge, Adhesive, 1/2" Wide, 1/16" THK	120	ft	$0.06	$7.20
BM-00257-100	SCREW, WOOD, PAN HD, HARD STL, #4 × 1/2"	100	ea	$0.07	$7.00
CM-00236-701	BAR, LEVER, SWITCH	2	ea	$3.50	$7.00
BM-00286-100	DOWEL PIN, PREC. GRD, ALLOY ST 1/4" DIA, 5/8" L	30	ea	$0.23	$6.90
BE-01219-001	DUCT, WIRING, SLOTTED, TYPE E .5"X .62" - 6' L	30	ft	$0.22	$6.60
BM-00223-115	SCREW, HEX SKT CAP SST, 2-56 × 1/4"	100	ea	$0.06	$6.00
BM-00241-100	WASHER, FLAT SST #10, 7/16" O.D., .200" I.D., .037" THK	100	ea	$0.06	$6.00
BM-00295-000	SCREW, M/C HEX HEAD STL, 10-32 × 3/4"	100	ea	$0.06	$6.00
BM-00203-101	SCREW, HEX SKT FLAT CSKH CAP SST, 6-32 × 1/4"	84	ea	$0.07	$5.88
BE-01203-000	CAP, PUSHBUTTON, SWITCH, TRANSLUCENT GREEN	2	ea	$2.90	$5.80
BE-01318-000	CONNECTOR, D-SUBMINIATURE, 15 Contacts, RCPT, Crimp Snap-In	4	ea	$1.45	$5.80
BM-00228-000	LK WASH, FLAT, TOOTH, #8, .023 - .018" THK	192	ea	$0.03	$5.76
BE-01310-000	CONN, P&S, RCPT, 3 CIRCUITS	6	ea	$0.94	$5.64
BE-01314-001	BACKSHELL, DB-9, Shielded, Plastic, Metalized, Cable O.D. 0.19-0.35", Jack Screw / Grommet	2	ea	$2.76	$5.52
BM-00208-001	Snap Bushing	8	ea	$0.63	$5.04
BM-00226-102	GROM, RBR, 1/2" GROV DIA, 1/16" THK - BLK	12	ea	$0.42	$5.04
BE-01274-000	BOOT, 5.4 mm TO 6 mm DIAM. CABLE, 30 mm LG	2	ea	$2.47	$4.94
BE-01283-000	CONNECTOR, Pin and Socket, Plug, Free Hanging, 2 Circuits	17	ea	$0.29	$4.93
BE-01224-000	RESISTOR, 1/4 W. 1 Mohm, 5%, CARBON	41	ea	$0.11	$4.51
BE-01331-000	CABLE, 6 Conductors, TEL, AL SHIELD, SILVER	30	ft	$0.15	$4.50
BM-00230-100	SCREW, M/C PHH PAN SST, 6-32 × 3/16"	75	ea	$0.06	$4.50
BM-00237-005	WASHER, LOCK HELICAL SPR SST, #6	450	ea	$0.01	$4.50
BM-00206-101	SHIM WASHER, STL 1 mm THK, 16 MM O.D.	74	ea	$0.06	$4.44
BE-01311-000	CONN, P&S, PLUG, FREE-HANGING, 3 CIRCUITS	5	ea	$0.86	$4.30
BE-01284-000	RESISTOR, 1/4 W. 2200 Ohms, 5%, CARBON	38	ea	$0.11	$4.18
BM-00241-102	WASHER, FLAT SST # 8, 3/8" O.D., 11/64" I.D., .031" THK	400	ea	$0.01	$4.00
BM-00288-102	NUT, HEX JAM CLASS 2B FIT, 3/8-16	100	ea	$0.04	$4.00

13

BE-01203-001	CAP, PUSHBUTTON, SWITCH, TRANSLUCENT YELLOW	1	ea	$3.67	$3.67
BE-01281-000	CONTACT, Crimp, Female, 0.093" DIA., 12 AMP, 14-20 AWG.	30	ea	$0.11	$3.30
BE-01278-000	CONN, P&S, PLUG, FREE-HANGING, 9 CIRCUITS	2	ea	$1.59	$3.18
BM-00205-100	WASHER, FLAT SST #8, .047" THK, 7/16" O.D.	150	ea	$0.02	$3.00
BM-00237-004	WASHER, LOCK HELICAL SPR SST, #8	300	ea	$0.01	$3.00
BM-00288-101	NUT, HEX JAM CLASS 2B FIT, 5/16-18	100	ea	$0.03	$3.00
BM-00234-000	WASHER, FLAT, NYL, RND #6, .047" THK	73	ea	$0.04	$2.92
BE-01237-000	RESISTOR, 25 W., 400 Ohm, 10%, WIRE WOUND	1	ea	$2.70	$2.70
BM-00288-103	NUT, HEX JAM 159-003, 1/2x13	9	ea	$0.30	$2.70
BE-01280-000	CONTACT, Crimp, Male, 0.093" DIA., 12 AMP, 14-20 AWG.	18	ea	$0.14	$2.52
BE-01306-000	CONN, P&S, RCPT, 6 CIRCUITS	9	ea	$0.28	$2.52
BE-01203-002	CAP, PUSHBUTTON, SWITCH, TRANSLUCENT WHITE	1	ea	$2.49	$2.49
BM-00208-000	BSHG, RBR, 3/16" ID, 1/4" L. BLK	18	ea	$0.11	$1.98
BE-01205-000	TERMINAL, CANTILEVER, 18-24 AWG, CRIMP	16	ea	$0.11	$1.76
BM-00327-000	PLUG, HOLE Diam. 1", HD 1 13/16", NYLON Blk	6	ea	$0.25	$1.50
CM-00258-701	BAR, KEY (for keyway of the Emerg. Sw.)	3	ea	$0.50	$1.50
BE-01240-000	CLAMP, CAPACITOR, MOUNTING, OB OVAL TYPE	1	ea	$0.91	$0.91
BE-01238-000	MOUNT, RESISTOR	2	ea	$0.12	$0.24
Inventory in May 02
BE-01375-105	Relay, 1-DC Mosfet, solid state, 0-100 VDC	6	ea	$97.99	$587.94
CM-00836-701	Fiber Port Support	3	ea	$400.00	$1,200.00
					$206,928.42	$7,447.83

					$214,376.25

14

SCHEDULE 4.17

ACCOUNTS

Accounts receivable

May 31, 2002
Celestica Mexico	8,833.00
Solectron Cypress	2,800.00

$11,633.00

SCHEDULE 4.20(a)

INTELLECTUAL PROPERTY

1
Infrared Screening and Inspection System

  This patent serial no. 5,808,303 entitled Infrared Screening and Inspection System was granted to ART by the United States Patent and Trademark Office (USPTO) on September 15, 1998.

2
Housing for an Infrared Inspection System

  This patent application serial no. 09/624,497 entitled Housing for an Infrared Inspection System was filed at the USPTO on July 24, 2000. Please note that this patent has applications pending in Canada and the United States

3
Method and Apparatus for Detection of Defects Using Localized Heat Injection of Narrow Laser Pulses

  This patent application serial no. 09/986,712 entitled Method and Apparatus for Detection of Defects Using Localized Heat Injection of Narrow Laser Pulses was filed at the USPTO on November 9, 2001. Please note that this application claims priority to ART's US provisional patent application serial no. 60/254,666 filed on December 11, 2000. Furthermore, this application is a continuation in part of ART's US patent application serial no. 09/648,140 filed on August 25, 2000.

4
Industrial Inspection Using Combination of Functional and Structural Imaging

  This patent application entitled Industrial Inspection Using Combination of Functional and Structural Imaging was filed as a provisional application on April 18, 2002 at the USPTO.

5
Automated Infrared Printed Circuit Board Failure Diagnostic System

  This patent application entitled Automated Infrared Printed Circuit Board Failure Diagnostic System was filed as a provisional application on April 18, 2002 at the USPTO.

6
Method and Apparatus for Detection of Defects Using Localized Thermal Stimulation

  This patent application entitled Method and Apparatus for Detection of Defects Using Localized Thermal Stimulation was filed as a provisional application on May 10, 2002 at the USPTO.

TRADEMARKS

7
ISIS® trademark

  Please note that the ISIS® trademark was registered at the USPTO on August 3, 1999 under registration number 2,267,520. The ISIS® trademark was also registered at the Canadian Intellectual Property Office-Registrar of Trademarks on August 15, 1997 under registration number TMA 480700.

SCHEDULE 4.20(g)

CLAIMS—INTELLECTUAL PROPERTY

None

SCHEDULE 4.20(h)

JUDGMENTS—INTELLECTUAL PROPERTY

None

SCHEDULE 4.22(a)

EMPLOYEES

NAME OF EMPLOYEES	POSITION	DATE OF BIRTH	HIRE DATE	SALARIES (CA)		SALARY AT LAST REVIEW		DATE OF LAST SALARY REVIEW
FULL-TIME EMPLOYEES
JEROME GAZDEWICH	VICE PRESIDENT	June 13, 1959	April 10, 2001		$120,000		NOT APPLICABLE	NOT APPLICABLE
JOSEPH BOUABDO	DIRECTOR ENGINEERING	February 20, 1952	June 1, 2000		$92,700		$90,000	MAY 1, 2001
MARC TRUDEL	SOFTWARE DEVELOPER	November 21, 1960	March 5, 2001		$45,000		NOT APPLICABLE	NOT APPLICABLE
CHRISTIANE EL-TEKLY	PHYSICIST	June 24, 1977	January 18, 2001		$43,500		NOT APPLICABLE	NOT APPLICABLE
MICHEL GADOURY	CUSTOMER SERVICE TECHNICIAN	March 4, 1960	February 21, 2000		$47,000		$45,000	MAY 1, 2001
GEORGES SAATI	CUSTOMER SERVICE TECHNICIAN	September 9, 1955	May 23, 2000		$50,400		$48,000	MAY 1, 2001
JOANNE MAILLOUX	COORDINATOR, INDUSTRIAL SYSTEMS	November 23, 1962	August 30, 1999		$33,100		$29,600	MAY 1, 2001
CHRISTOPHER POWELL	MECHANICAL DRAFTSPERSON	July 10, 1967	April 2, 2001		$39,000		$36,000	MAY 1, 2001
MARIN SECELEAN	MECHANICAL DESIGNER	September 15, 1965	July 20, 1999		$44,000		$42,000	MAY 1, 2001
BASIL SOWKEY	TEST TECHNICIAN	July 24, 1981	May 16, 2000		$25,000		$23,500	MAY 1, 2001
FULL-TIME EMPLOYEES WHO ARE TO BECOME CONTRACTORS AFTER CLOSING
JERRY SCHLAGHECK	CHIEF SCIENTIST	May 28, 1949	February 9, 1996	$	U.S. 116,284	$	U.S. 112,981.92	MAY 1, 2001
JEAN-FRANCOIS DELORME	SOFTWARE GROUP LEADER	April 11, 1970	June 19, 2000		$83,800		$80,000	MAY 1, 2001
CONTRACTORS
ADAMS, MICHAEL	BUSINESS AND MARKETING SERVICES		November 6, 2001	$	U.S. 52,500	$	U.S. 52,500	FEBRUARY 26, 2002
BAETZEL, JOERG	BUSINESS AND MARKETING SERVICES		October 1, 2001	$	U.S. 56,000	$	U.S. 56,000	FEBRUARY 28, 2002
KEY, RAYMOND P.	BUSINESS AND MARKETING SERVICES		March 18, 2002	$	U.S. 52,500	$	U.S. 52,500	MARCH 18, 2002
RAMIREZ, EDGAR GONZALEZ	BUSINESS AND MARKETING SERVICES		June 7, 2001	$	U.S. 56,000	$	U.S. 56,000	JUNE 7, 2001

Note: No Employee is currently on long-term disability leave, extended absence or receiving workers' compensation There are no commitments, written or oral, to change wages, salary, hourly rate of pay or bonus.

SCHEDULE 4.23

COLLECTIVE AGREEMENTS

None

SCHEDULE 4.25(a)

CONTRACTS

SERVICE AGREEMENTS (Individuals)

Adams, Michael

Baetzel, Joerg

Key, Raymond P.

Ramirez, Edgar Gonzalez

SALES REPRESENTATIVE AGREEMENTS

AcceSMT

Equipment Sales Co. (ESCI)

Hi-Tech Solutions Inc.

Hogate & Associates

Manufacturing Technology

Marketing Engineers Ohio

Omni-Tronics

Phase 4 Inc.

Sevan Electronics, Inc. DBA H2 Marketing

SMT Associates

Tool Technologies

Wittco Sales Inc.

LEASE AGREEMENTS

Electronics Recovery Service

Solectron Global Services

JOINT TECHNOLOGY AGREEMENT

Siemens Dematic Electronics Assembly Systems, Inc.

MEMORANDUM OF UNDERSTANDING

Seagate Technology

TECHNICAL MARKETING PROGRAM: 2001-2003

SERVICE AGREEMENT

Ward Hill Marketing

DISTRIBUTION AGREEMENT

Daito Electron Co., Ltd.

Dynamic Test Systems

Schedule 4.25(c)

None

SCHEDULE 4.27

LOCATION OF PURCHASED ASSETS

WAREHOUSE

Other than as set out in Schedule 4.15, at 5897 St-François Road
St-Laurent, Québec, Canada

QuickLinks

ASSET PURCHASE AGREEMENT
SCHEDULE 3.3
SCHEDULE 3.5
EXHIBIT A
SCHEDULE 4.7
SCHEDULE 4.9
SCHEDULE 4.11
Statement of Net Business Assets (In US dollars)
Statement of Loss and Changes in Net Business Assets (In US dollars)
Statement of Cash Flows (In US dollars)
SCHEDULE 4.12
SCHEDULE 4.13
SCHEDULE 4.14
SCHEDULE 4.15
SCHEDULE 4.16
SCHEDULE 4.17
SCHEDULE 4.20(a)
SCHEDULE 4.20(g)
SCHEDULE 4.20(h)
SCHEDULE 4.22(a)
SCHEDULE 4.23
SCHEDULE 4.25(a)
SCHEDULE 4.25(c)
SCHEDULE 4.27